Exhibit 4.1

March 30, 2023

Merchants Bank of Indiana

as Bank

-and-

computershare trust company, N.A.

as Securities Administrator

NOTE ISSUANCE AND ADMINISTRATION AGREEMENT

with respect to

MERCHANTS BANK OF INDIANA Reference Notes,

Series 2023-1

Table of Contents

Section	Page

i

Exhibits

Form of Reference Financial Guarantee	Exhibit A

Form of Rule 144A Registered Global Note	Exhibit B-1

Form of Temporary Regulation S Registered Global Note	Exhibit B-2

Form of Permanent Regulation S Registered Global Note	Exhibit B-3

Form of Transferor Certificate for Transfers of the Rule 144A Notes	Exhibit B-4

Form of Transferor Certificate for Transfers of the Regulation S Notes	Exhibit B-5

ii

THIS NOTE ISSUANCE AND ADMINISTRATION AGREEMENT, dated March 30, 2023 (this "Agreement"), between MERCHANTS BANK OF INDIANA, an Indiana state-chartered non-member bank organized pursuant to the laws of Indiana, as issuer (the "Bank"), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association organized under the laws of the United States of America, as securities administrator (the "Securities Administrator", which term shall also include any successor appointed in accordance with Section 24 or Section 25 of this Agreement).

WHEREAS, the Bank has entered into a Note Purchase Agreement dated March 24, 2023, with the Dealer (as defined below) pursuant to which the Dealer will purchase the Merchants Bank of Indiana Reference Notes, Series 2023-1, Class M-1 Notes (the "Notes");

WHEREAS, the Notes will be issued subject to, and with the benefit of, this Agreement;

WHEREAS, the Notes are linked to a hypothetical reference financial guarantee;

WHEREAS, for purposes of making calculations under the Notes, the Bank will be deemed on the Closing Date to have entered into the hypothetical financial guarantee with a market counterparty with the highest credit standing which satisfies all the criteria that the Bank applies generally at the time in deciding whether to offer or to make an extension of credit (the "Market Counterparty") pursuant to which the Bank is the "Beneficiary" and the Market Counterparty is the "Guarantor" and which hypothetical financial guarantee shall have the terms set out in the Reference Financial Guarantee (as defined below) and, for purposes of the Notes, the Reference Financial Guarantee shall be construed as if it had been entered into on its terms; and

WHEREAS, it is intended that the rights and obligations of the parties (including a Noteholder (as defined below)) in respect of the Notes are to be governed by this Agreement and the other Basic Documents (as defined below).

IT IS HEREBY AGREED as follows:

GRANTING CLAUSE

The Bank hereby Grants to the Securities Administrator at the Closing Date, all of the Bank's right, title and interest in and to, whether now existing or hereafter created, in the Collateral Account, and all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

The foregoing Grant is made to secure the payment of principal of the Notes and to secure compliance with the provisions of this Note Issuance and Administration Agreement, all as provided in this Note Issuance and Administration Agreement.

The Bank will not permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Note Issuance and Administration Agreement) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or permit the lien of this Note Issuance and Administration Agreement not to constitute a valid first priority security interest in the Collateral.

The Securities Administrator, on behalf of the holders of the Notes, acknowledges such Grant, accepts the trust under this Note Issuance and Administration Agreement in accordance with the provisions hereof and the Securities Administrator agrees to perform its duties as the securities administrator as required herein.

Section 1.          Definitions and Interpretation.

(a)            The following terms shall have the following meanings:

"Affected Obligation" shall have the meaning given to such term in the Reference Financial Guarantee.

"Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or a Subsidiary of such other Person, and any Subsidiary of a Person shall be deemed to be an Affiliate of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or otherwise.

"Aggregate Protection Amount Amortization" means, with respect to a Payment Date, the sum of all Protection Amount Amortizations that have occurred during the related Collection Period.

"Agreement" shall have the meaning specified in the preamble herein.

"Applicable Facility Standards" shall have the meaning given to such term in the Reference Financial Guarantee.

"Approved Appraiser" shall have the meaning given to such term in the Reference Financial Guarantee.

"Approved Broker" means one of [REDACTED], [REDACTED], [REDACTED] and, [REDACTED].

"Authorized Representative" means any officer of the Bank identified to the Securities Administrator on an officer's certificate of the Bank certifying the incumbency and specimen signatures of those officers of the Bank authorized to execute Notes on behalf of the Bank by manual or facsimile signature and to give instructions and notices on behalf of the Bank under this Agreement. Until the Securities Administrator receives a subsequent officer's certificate, the Securities Administrator shall be entitled to rely on the last such officer's certificate delivered to it for the purposes of determining the identities of Authorized Representatives of the Bank.

"Bank" means Merchants Bank of Indiana, or any successor in interest.

"Bank Remittance Date" means, with respect to any Payment Date, two Business Days prior to such Payment Date.

"Basic Documents" means this Agreement (including the Reference Financial Guarantee), the Securities Account Control Agreement, each Note and any other agreements, documents and instruments entered into by the Bank from time to time in connection therewith.

"Benchmark" means, as of the Closing Date, the SOFR Rate; provided, that if a Benchmark Transition Event and its related Benchmark Replacement Date shall have occurred with respect to the then-current Benchmark, then "Benchmark" shall mean the applicable Benchmark Replacement.

"Benchmark Determination Date" means with respect to a Payment Date, (i) if the Benchmark is Term SOFR or Compounded SOFR, the SOFR Determination Date and (ii) if the Benchmark is any other rate, the date determined by the Bank in accordance with the Benchmark Replacement Conforming Changes.

"Benchmark Replacement" means the first alternative set forth in the order below that can be determined by the Bank as of the related Benchmark Replacement Date:

(i)            the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; and

(ii)            the sum of: (a) the alternate rate of interest that has been selected by the Bank as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated securitizations at such time and (b) the Benchmark Replacement Adjustment.

"Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by the Bank as of the related Benchmark Replacement Date:

(i)            the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; and

(ii)            the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Bank giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated securitization transactions at such time.

"Benchmark Replacement Conforming Changes" means, in connection with the determination of any Benchmark Transition Event or Benchmark Replacement Date or the adoption of any Benchmark Replacement, Unadjusted Benchmark Replacement or Benchmark Replacement Adjustment, any technical, administrative or operational changes (including changes to the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, changes to the definition of "Corresponding Tenor" and other administrative matters) that the Bank decides may be appropriate to reflect such determination or adoption in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no such market practice exists, in such other manner as the Bank determines is reasonably necessary); provided, such changes are operationally feasible for the Securities Administrator and do not limit the Securities Administrator's rights or indemnities.

"Benchmark Replacement Date" means the applicable date set forth below:

(i)            in the case of clause (i) or (ii) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide such Benchmark; or

(ii)            in the case of clause (iii) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, with respect to a Payment Date, if the Benchmark Replacement Date occurs on the same day as the related Benchmark Determination Date, the Benchmark Replacement Date shall be deemed to have occurred prior to such Benchmark Determination Date.

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i)            a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that the administrator has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(ii)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(iii)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

"Benchmark Transition Event Notice" shall have the meaning ascribed thereto in Section 11(e) of this Agreement.

"Book-Entry Note" means, any Note registered in the name of DTC or its nominee, ownership and transfers of which are reflected on the books of DTC or on the books of a Person maintaining an account with DTC (directly or as an indirect participant in accordance with the rules of DTC). Initially, all of the Notes will be Book-Entry Notes.

"Business Day" means any day other than (i) a Saturday or a Sunday, (ii) a day on which the Federal Reserve or the New York Stock Exchange is closed or (iii) a day on which banking institutions in the City of New York, New York, the State of Indiana or any state in which the Corporate Trust Office of the Securities Administrator or the servicing offices of the Bank are located, are authorized or obligated by law or executive order to be closed; provided that, when used in the context of a Payment Date, Business Day means any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is closed.

"Certificate of Beneficial Ownership" shall have the meaning ascribed thereto in Section 14(f) of this Agreement.

"Class" means Notes having the same class designation.

"Class Coupon" means, for the Class M-1 Notes, Benchmark + 15.50%.

"Class Principal Amount" means, with respect to the Class M-1 Notes as of any time of determination, the unpaid principal balance of the Notes as of such time of determination taking into account all allocations and distributions prior to such time of determination. The Class Principal Amount of the Class M-1 Notes shall not exceed the Initial Class Principal Amount of the Class M-1 Notes.

"Closing Date" means March 30, 2023.

"Collateral Account" means the non-interest bearing securities account (including any subaccount thereof) established and maintained by the Securities Administrator in its capacity as Securities Intermediary. All payments from such account shall be made by the Securities Administrator in accordance with the terms of this Agreement and the Securities Account Control Agreement. The Collateral Account shall at all times be an Eligible Account.

"Collection Period" means with respect to a Payment Date other than the first Payment Date, the period commencing on the 11th day of the previous calendar month and ending on the 10th day of the calendar month in which such Payment Date occurs. With respect to the first Payment Date, the period commencing on the Cut-off Date and ending on April 10th, 2023.

"Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor as such rate appears on the FRBNY's Website at the applicable SOFR Determination Time on the SOFR Determination Date; provided, that, if and to the extent that such rate does not appear on the FRBNY's Website at the applicable SOFR Determination Time on the SOFR Determination Date, unless otherwise specified in writing by the Bank in its sole discretion, such term means the applicable compounded average of SOFRs for the applicable Corresponding Tenor as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY's Website.

"Computershare" means Computershare Trust Company, N.A., a national banking association and any successor in interest.

"Corporate Trust Office" means, with respect to the Securities Administrator (including in its capacity as paying agent), the principal corporate trust office of the Securities Administrator for the administration of this Agreement, located at (i) for purposes of transfers or exchanges of Notes, [REDACTED], and (ii) for all other purposes, [REDACTED], and or at such other address as the Securities Administrator may designate in writing to the Bank.

"Corresponding Tenor" means a tenor (including overnight) having the length (disregarding any business day adjustment) of 30 days or one month, and with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the Benchmark preceding such Benchmark Replacement.

"Credit Event" shall have the meaning given to such term in the Reference Financial Guarantee.

"Credit Event Determination Date" shall have the meaning given to such term in the Reference Financial Guarantee.

"Credit Event Reference Obligation" shall have the meaning given to such term in the Reference Financial Guarantee.

"Current Interest" means, for the Notes on any Payment Date and for the related Interest Period, an amount equal to (a) the Class Coupon for such Interest Period; multiplied by (b) the Class Principal Amount immediately prior to such Payment Date; multiplied by (c) the actual number of days in the related Interest Period; divided by (d) 360; provided, however, that no payment of Current Interest will be made in excess of the maximum permitted by applicable law.

"Cut-off Date" means the close of business on February 10, 2023.

"Dealer" means [REDACTED].

"Definitive Registered Note" means a definitive Registered Note in certificated or definitive form, registered in the name of a person other than DTC or its nominee, as the case may be.

"Distribution Account" means the segregated non-interest bearing trust account established and maintained by the Securities Administrator entitled "Distribution Account of Computershare Trust Company, N.A., as Securities Administrator for the benefit of the Noteholders of Merchants Bank of Indiana Reference Notes, Series 2023-1." Funds on Deposit in the Distribution Account shall remain uninvested.

"Dollars" or "$" means the lawful currency of the United States.

"Draft Report Date" means, with respect to any Payment Date, the second Business Day prior to such Payment Date.

"DTC" means The Depository Trust Company in New York, New York.

"DTC Global Note" means a Registered Global Note denominated in Dollars deposited with a custodian for, and registered in the name of a nominee of, DTC.

"DTC Letter of Representations" means the letter of representations executed by the Bank in favor of DTC.

"Eligible Account" means an account maintained with a federal or state-chartered depository institution or trust company established in the United States, having a combined capital and surplus of not less than $500,000,000 and an Investment Grade Rating.

"Eligibility Criteria" shall have the meaning specified in the Reference Financial Guarantee.

"Eligible Investments" means at any time, any one or more of the following obligations and certificates:

(i)            obligations of the United States or any agency thereof, provided that such obligations are backed by the full faith and credit of the United States;

(ii)            general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating a nationally recognized statistical ratings organization;

(iii)            commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of a nationally recognized statistical ratings organization;

(iv)            certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are then rated one of the two highest long-term and the highest short-term ratings of a national recognized statistical ratings organization;

(v)            demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)            guaranteed reinvestment agreements issued by any bank, insurance company or other corporation that has the highest short-term rating of a national recognized statistical ratings organization at the time of the contractual commitment;

(vii)            repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(viii)            securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of a nationally recognized statistical ratings organization;

(ix)            interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by a nationally recognized statistical rating agency, including funds for which the Securities Administrator or any of its Affiliates is investment manager or adviser; and

(x)            such other investments having a specified stated maturity and bearing interest or sold at a discount that have been assigned the highest short-term rating by a nationally recognized statistical rating agency;

provided that no such instrument shall be an Eligible Investment if such instrument evidences the right to receive interest-only payments with respect to the obligations underlying such instrument or is an obligation of the Bank or any of its Affiliates; provided, further, that no such instrument (other than one that qualifies as an Eligible Investment pursuant to clause (ix) above) shall be an Eligible Investment unless it has a remaining term to maturity at the time of acquisition of no more than 3 months.

"ELRO Determination Date" shall have the meaning given to such term in the Reference Financial Guarantee.

"Estimate Loss Amount" shall have the meaning given to such term in the Reference Financial Guarantee.

"Event of Default" means the occurrence of one or more of the following events:

(a)            any failure by the Bank to pay or cause to be paid when due any amount due under the Notes in accordance with the information contained in the related Servicing Information Report and such failure shall continue for a period of 30 days after the earlier of (i) the date on which a Responsible Officer of the Bank has actual knowledge of such failure and (ii) the date on which written notice of such failure is received by the Bank from the Required Noteholders;

(b)            except as otherwise provided in clause (a) above, the Bank (in any of its capacities) shall fail to perform or observe any term, covenant, agreement or undertaking hereunder or under any Note, which failure materially and adversely affects the rights of the Noteholders, and such failure shall remain unremedied for the later of (i) 60 days after the date on which such failure occurred and (ii) 10 Business Days after written notice thereof has been given to the Bank by the Required Noteholders;

(c)            any representation or warranty made by the Bank (in any of its capacities) in this Agreement that at time of detection materially and adversely affects the rights of the Noteholders, shall prove to have been incorrect in any material respect when made or deemed made, and shall remain incorrect for a period equal to the later of (i) 60 days after the date on which it was detected that such representation or warranty was incorrect and (ii) 10 Business Days after written notice thereof has been given to the Bank by the Required Noteholders;

(d)            an Insolvency Event shall occur with respect to the Bank; or

(e)            any reduction in the Class Principal Amount of the Notes as a result of an error in the Loss Balance reported in any Servicing Information Report resulting from fraud or willful misconduct of the Servicer or the Bank in the preparation of the related Servicing Information Report, and such failure shall continue for a period of 5 Business Days after the earlier of (i) the date on which a Responsible Officer of the Bank has actual knowledge of such failure and (ii) the date on which written notice of such failure is received by the Bank from the Required Noteholders.

provided, however, that an event or failure of performance described in clauses (a), (b) or (c) above for a period of thirty (30) Business Days (after giving effect to any applicable grace period set forth in such clause) shall not constitute an Event of Default if such event or failure of performance was caused by a Force Majeure Event provided, further, that an error in the Servicing Information Report that does not constitute an Event of Default under clause (e) above shall be corrected in the next succeeding Servicing Information Report. Any reduction in the Class Principal Amount of Notes that constitutes, or that with the giving of applicable notice or the passage of time would constitute, an Event of Default under clause (e) shall be null and void.

The Bank will be required to notify the Noteholders within five (5) Business Days of the discovery by a responsible officer of the Bank of the occurrence of an event, fact, circumstance or condition that (i) constitutes an Event of Default or (ii) with the giving of applicable notice or passage of time, would constitute an Event of Default.

“Exchange Date” means the fortieth (40th) day after the Closing Date.

"Expected Loss Reference Obligation" shall have the meaning given to such term in the Reference Financial Guarantee.

"Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York, which as of the date hereof is located at http://www.newyorkfed.org, or any successor source.

"Force Majeure Event" means, with respect to any Person, any event beyond its control, including, without limitation, any (i) provision of any present or future law or regulation or act of any governmental authority (other than, in the case of the Bank, any such law, regulation or act that would constitute a Regulatory Event), (ii) act of God or natural disaster, (iii) act of declared or undeclared war, (iv) act of terrorism or sabotage, (v) civil or military disturbance, (vi) epidemic or pandemic or related quarantine, (vii) strike or work stoppage, (viii) accident, (ix) interruption, loss or malfunction of utilities, communications, or computer (software and hardware) services, (x) unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, and (xi) unavailability of any securities clearing system.

"FRBNY's Website" means the website of the Federal Reserve Bank of New York, which as of the date of this Agreement is located at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or at such other page as may replace such page on the FRBNY's website.

"Grant" means to mortgage, pledge, assign and grant a security interest in or a lien upon an asset or property right. A grant of a security interest in an asset or property right shall include all rights, powers and options (but none of the obligations, except to the extent required by law) of the granting party thereunder or with respect thereto, including, and without giving effect to any right of offset, the immediate and continuing right to claim, collect, receive and give receipt for all payments in respect thereof and all monies payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring a suit in equity, action at law or other judicial or administrative proceeding in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

"Initial Class Principal Amount" means, for the Class of Notes, the amount specified in Section 5(c).

"Insolvency Event" means, for any Person:

(i)            that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

(ii)            a proceeding shall have been instituted in a court having jurisdiction over such Person or its property seeking a decree, judgment or order for relief in respect of such Person for all or substantially all of its property in an involuntary case commenced against such Person or its property under any applicable federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect for the relief of debtors, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for all or substantially all of its property, or for the winding-up or liquidation of its affairs and such proceeding shall result in the entry of an order for relief, judgment, or appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official which order, judgment or appointment shall remain unstayed or undismissed or in effect for a period of sixty (60) consecutive days; or

(iii)            a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official is appointed for such Person or all or substantially all its property; or

(iv)            the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar state, federal, or foreign law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for all or substantially all of its property, or the making of any general assignment for the benefit of creditors.

"Interest Period" means, (i) with respect to the initial Interest Period, the period from and including the Closing Date to but excluding the first Payment Date, and (ii) for each succeeding Interest Period, the period from and including the previous Payment Date to but excluding the current Payment Date until the Class Principal Amount of the Notes is paid in full.

"Investment Grade Rating" means a rating of BBB- or equivalent by a nationally recognized statistical rating agency.

"Investor Reporting Website" means the Securities Administrator's website, which as of the Closing Date shall be located at www.ctslink.com, or any successor website established by the Securities Administrator.

"Minimum Yield Amount" means, with respect to the Note Maturity Date, the Regulatory Event Redemption Date and the Optional Redemption Date, an amount equal to the excess, if any, of (i) the product of (A) 0.20 and (B) the Initial Class Principal Amount of the Class M-1 Notes over (ii) the sum of (A) the amount of Current Interest distributable to the Class M-1 Notes on such date and (B) the aggregate amount of Current Interest distributed to the Class M-1 Notes on prior Payment Dates.

"Moody's" means Moody's Investors Service, Inc. or any successor in interest.

"Mortgage Note" means the original promissory note (and any modification or amendment thereto) or other evidence of the indebtedness of a Mortgagor secured by a Mortgage relating to a Reference Obligation.

"Mortgage Rate" means with respect to any Reference Obligation, the annual fixed- or adjustable-rate at which interest accrues on the principal balance of such Reference Obligation in accordance with the terms of the related Mortgage Note.

"Mortgaged Property" means each senior housing property securing a Reference Obligation.

"Mortgagor" means each obligor on a Mortgage Note.

"Note Maturity Date" means the earlier to occur of (i) the Payment Date occurring after the occurrence of an Event of Default and (ii) the Stated Maturity Date.

"Note Percentage" means, with respect to any Note on any date, the percentage equivalent of a fraction, the numerator of which is the unpaid principal balance of such Note on such date and the denominator of which is the Class Principal Amount on such date.

"Note Purchase Agreement" means that certain Note Purchase Agreement, dated as of the date hereof, by and among the Bank, the Structuring Agent and the Dealer where the Dealer will agree, subject to certain conditions, to purchase the Notes from the Bank on the Closing Date.

"Note Register" shall have the meaning ascribed thereto in Section 9(a) of this Agreement.

"Noteholders" means the several Persons who are for the time being holders of outstanding Notes (being the registered owner thereof as reflected in the Note Register), and the expressions "Noteholder," "holder of Notes" and related expressions shall be construed accordingly.

"Notes" shall have the meaning specified in the Recitals hereto.

"Optional Redemption Date" shall have the meaning ascribed thereto in Section 14(b) of this Agreement.

"Outstanding" means, at any particular time, all Notes theretofore issued other than (a) those which have been redeemed in full in accordance with their terms and with this Agreement, (b) those with respect to which the redemption date in accordance with their terms has occurred and the redemption monies therefor (including any premium and all interest (if any) accrued thereon to the redemption date and any interest (if any) payable after such date) have been duly paid to or deposited to the account of the Securities Administrator as provided herein (and, where appropriate, notice has been given to the Noteholders in accordance with the terms thereof and Section 16) and remain available for payment, (c) those which have become void in accordance with their terms, (d) those which have been cancelled, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes in accordance with their terms, and (f) (for the purposes only of determining the aggregate principal amount of Notes outstanding and without prejudice to the status of any Note for any other purpose) those Notes alleged to have been lost, stolen or destroyed and with respect to which replacement Notes have been issued in accordance with their terms; provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Notes are present at a meeting of holders of Notes for quorum purposes or have made any request, authorization, notice, consent or waiver hereunder or under the Notes, Notes owned by the Bank or any of its Affiliates shall be disregarded and deemed not to be Outstanding.

"Patriot Act" means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107-56 (signed into law October 26, 2001) and its implementing regulations.

"Payment Date" means the 26th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day) commencing in April 2023.

"Permanent Regulation S Global Note" means a permanent global note in fully registered form, substantially in the form of Exhibit B-3 hereto.

"Person" means any corporation (including a statutory trust), natural person, firm, joint venture, joint stock company, limited liability company, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

"Post Maturity Recovery" shall have the meaning ascribed thereto in Section 14(f) of this Agreement.

"Protection Amount" shall have the meaning given to such term in the Reference Financial Guarantee.

"PRR Electing Noteholder" shall have the meaning ascribed thereto in Section 14(f) of this Agreement.

"PRR Election Notice" shall have the meaning ascribed thereto in Section 14(f) of this Agreement.

"Protection Amount Amortization" shall have the meaning given to such term in the Reference Financial Guarantee.

"Principal Loss Amount" shall have the meaning given to such term in the Reference Financial Guarantee.

"Principal Loss Determination Date" shall have the meaning given to such term in the Reference Financial Guarantee.

"Private Placement Memorandum" means the Private Placement Memorandum relating to the Notes as revised, supplemented, amended or updated and such documents as are from time to time incorporated therein by reference.

"Purchase Right Notice" shall have the meaning ascribed thereto in Section 7(b)(i)(B) of this Agreement.

"Purchase Right Obligation" shall have the meaning ascribed thereto in Section 7(b)(i)(B) of this Agreement.

"Record Date" means, with respect to any Payment Date and (i) a Book-Entry Note, the close of business on the Business Day immediately preceding such Payment Date and (ii) a Definitive Registered Note, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.

"Reference Financial Guarantee" means a hypothetical reference financial guarantee in the form set out in Exhibit A attached hereto (and including all Annexes thereto) and which will be deemed to have been entered into between the Bank as beneficiary and the Market Counterparty as guarantor as of the Closing Date for purposes of the Notes issued hereunder.

"Reference Registry" shall have the meaning specified in the Reference Financial Guarantee.

"Registered Global Note" means a global Registered Note substantially in the form set out in Exhibit B hereto.

"Registered Note" means one or more global Notes in fully registered form without receipts, coupons or talons.

"Reference Obligation" shall have the meaning specified in the Reference Financial Guarantee.

"Reference Obligation Amount" shall have the meaning specified in the Reference Financial Guarantee.

"Reference Pool" shall have the meaning specified in the Reference Financial Guarantee.

"Regulatory Event" shall have the meaning given to it in the Reference Financial Guarantee.

"Regulatory Event Designation Date" means the date on which the Bank delivers to the Securities Administrator the written notice of its intention to redeem the Notes as a result of the occurrence of a Regulatory Event.

"Regulatory Event Redemption Date" means the first Payment Date three months after the Regulatory Event Designation Date.

"Relevant Governmental Body" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

"Required Noteholders" means, at any date of determination, the Noteholders of Notes having in the aggregate a Note Percentage of at least 66 2/3%.

"Responsible Officer" means, with respect to (i) the Bank, any officer with the title of "Managing Director" or a higher level title, in each case, having day-to-day responsibility for the monitoring or performance of the Bank's duties under the Basic Documents and (ii) the Securities Administrator, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer in the agency and trust group of the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject in each case having direct responsibility for the administration of the this Agreement.

"Rule 144 A Global Note" means a permanent global note in fully registered form, substantially in the form of Exhibit B-1 hereto.

"Scheduled Termination Date" shall have the meaning specified in the Reference Financial Guarantee.

"Securities Account Control Agreement" means that certain Securities Account Control Agreement, dated as of the date hereof, by and among the Bank, the Securities Administrator, as secured party (in such capacity, the "Secured Party"), and the Securities Intermediary.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Administrator" means Computershare Trust Company, N.A., acting through its Computershare Corporate Trust division (including, as applicable, any agents or affiliates utilized thereby) its successors and permitted assigns under this Agreement or any successor securities administrator appointed hereunder.

"Securities Administrator Fee" means an amount equal to $3,500 per calendar month.

"Securities Intermediary" means the Securities Administrator, in its capacity as Securities Intermediary under the Securities Account Control Agreement.

"Servicer" means Merchants Capital Corp. and any other Person designated as the servicer of the Reference Obligations by the Bank.

"Servicing Information Report" means the report described in Section 12. No later than the Payment Date of each month, the Securities Administrator shall make the Servicing Information Report available to the Bank and each Noteholder.

"Severely Delinquent Reference Obligation" shall have the meaning ascribed thereto in Section 7(b)(i)(B) of this Agreement.

"SOFR" means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York's Website.

"SOFR Adjustment Conforming Changes" means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, changes to the definition of "Corresponding Tenor", rounding of amounts or tenors, and other administrative matters) that the Bank decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no such market practice exists, in such other manner as the Bank determines is reasonably necessary); provided, such changes are operationally feasible for the Securities Administrator and do not limit the Securities Administrator's rights or indemnities.

"SOFR Determination Date" means, with respect to the first Payment Date, March 24, 2023. As to each subsequent Payment Date prior to the occurrence of a Benchmark Transition Event, the second U.S. Government Securities Business Day prior to the immediately preceding Payment Date.

"SOFR Determination Time" means, 3:00 p.m. (New York time) on the U.S. Government Securities Business Day when Compounded SOFR is published on the FRBNY's Website.

"SOFR Rate" means, with respect to the Class of Notes, (i) initially a rate equal to Compounded SOFR for the Corresponding Tenor of 30 days; and (ii) subsequently, commencing at a date determined by the Bank, in its sole discretion, to be operationally, administratively and technically feasible, Term SOFR for the Corresponding Tenor, as adjusted by any applicable SOFR Adjustment Conforming Changes made by the Bank in its sole discretion.

"Structuring Agent" means [REDACTED].

"Stated Maturity Date" means the Payment Date in May 2028.

"Subsidiary" means, for any Person, any corporation or other business organization more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more such corporations or organizations owned or controlled, directly or indirectly, by such Person and one or more of its Subsidiaries, and any partnership of which such Person or any such corporation or organization is a general partner.

"Temporary Regulation S Global Note" means a temporary global note in fully registered form, substantially in the form of Exhibit B-2 hereto.

"Term SOFR" means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"U.S. Government Securities Business Day" means any day except for a Saturday, a Sunday or a day on which SIFMA recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

"United States" or "U.S." means the United States of America.

"USD" shall have the meaning specified in the Reference Financial Guarantee.

"Work-Out Loss Amount" shall have the meaning given to such term in the Reference Financial Guarantee.

(b)            Terms and expressions not defined herein and that are defined in the Reference Financial Guarantee or the Notes shall have the same meanings in this Agreement, except where the context requires otherwise.

(c)            Any references to Notes shall, unless the context otherwise requires, include any Registered Global Notes and Definitive Registered Notes.

(d)            Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

(e)            Any reference in this Agreement to any agreement means such agreement as it may be amended, restated, supplemented or otherwise modified from time to time. Any reference in this Agreement to any law, statute, regulation, rule or other legislative action means such law, statute, regulation, rule or other legislative action (and any successor thereto) as amended, supplemented or otherwise modified from time to time, and shall include any rule or regulation promulgated thereunder. Any reference in this Agreement to a Person shall include the permitted successors or assignees of such Person. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. The term "including" means "including without limitation."

Section 2.         Appointment of Securities Administrator.

(a)            The Bank hereby appoints the Securities Administrator to act, upon the terms and subject to the conditions set forth herein, as paying agent for the Notes and as registrar and transfer agent for the Registered Notes and any Definitive Registered Notes and to perform such other obligations and duties imposed upon it by the Notes and subject to the limitation described on the Notes and hereby, and the Securities Administrator hereby accepts such appointments.

(b)            The Securities Administrator shall have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Bank as may be mutually agreed upon by the Bank and the Securities Administrator. All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

Section 3.          Supply of Notes; Validity.

(a)            The Bank shall from time to time, upon request of the Securities Administrator, deliver or cause to be delivered to the Securities Administrator a supply of blank Registered Global Notes as the Bank shall determine, bearing consecutive control numbers. Each Note shall have been executed by the manual or facsimile signature of an Authorized Representative of the Bank. The Securities Administrator will acknowledge receipt of the Notes delivered to it and will hold such blank Notes in safekeeping in accordance with its customary practice and shall complete, authenticate and deliver such Notes in accordance with the provisions hereof.

(b)            Any Note bearing the manual or facsimile signatures of persons who are Authorized Representatives of the Bank on the date such signatures are affixed shall bind the Bank after the completion, authentication and delivery thereof by the Securities Administrator, notwithstanding that such persons shall have ceased to hold office on the date such Note is so completed, authenticated and delivered by the Securities Administrator.

Section 4.          Issuance Instructions.

All instructions regarding the completion, authentication and delivery of Notes shall be given to the Securities Administrator by an Authorized Representative by e-mail, by facsimile transmission or by other written means acceptable to the Securities Administrator.

Section 5.          Forms of Notes; Authorized Amount; Stated Maturity.

(a)            On the Closing Date, upon delivery of an order from an Authorized Representative of the Bank and the applicable Registered Global Notes, the Securities Administrator shall

(i)            authenticate such Registered Global Notes; and

(ii)            deliver such Registered Global Notes to a custodian of DTC (which may be itself) in accordance with such instructions against receipt from the custodian of confirmation that such custodian is holding the Registered Global Notes so delivered in safe custody for the account of DTC and instruct DTC to credit the Notes represented by such Registered Global Notes, unless otherwise agreed in writing between the Securities Administrator and the Bank, to the Securities Administrator's participant account at DTC.

(b)            The Securities Administrator shall provide DTC with such notifications, instructions or other information to be given by the Securities Administrator to DTC as may be required by this Agreement and the DTC Letter of Representations.

(c)            The Notes shall be divided into the following classes, having the designations, aggregate principal amounts and other characteristics as follows:

Class Designation	M-1
Stated Maturity Date	May 2028
Initial Class Principal Amount	U.S.$158,140,000

Section 6.          Distributions; Servicing.

(a)            Subject to Section 6(b), on each Bank Remittance Date (other than the Bank Remittance Date related to the Note Maturity Date, the Regulatory Event Redemption Date or the Optional Redemption Date), the Bank shall instruct the Securities Administrator to remit from the Collateral Account to the Distribution Account for payment to the Noteholders an amount equal to the Aggregate Protection Amount Amortization for the related Payment Date, and the Securities Administrator shall distribute such amount in reduction of the Class Principal Amount of the Class M-1 Notes until the Class Principal Amount of the Class M-1 Notes has been reduced to zero. The Securities Administrator is hereby directed by the Bank, on each Bank Remittance Date, to transfer funds representing interest earned and payable on Eligible Investments held in the Collateral Account during the related Interest Period to the Distribution Account for distribution to the Noteholders on the related Payment Date.

The Class of Notes shall accrue interest at the related Class Coupon for the applicable Interest Period. Subject to Section 6(b), on each Bank Remittance Date, the Bank shall remit to the Distribution Account for payment to the Noteholders an amount of interest equal to the Current Interest for the Class of Notes (less any interest earned and payable on Eligible Investments held in the Collateral Account during the related Interest Period), and the Securities Administrator shall distribute such amount (together with such interest earned on Eligible Investments) to the Class M-1 Notes up to the Current Interest for the Class M-1 Notes for the related Payment Date.

The Bank shall cause to be remitted to the Distribution Account all amounts payable by it under this clause (a) pursuant to the following wiring instructions:

[REDACTED]

(b)            In connection with the Note Maturity Date, the Regulatory Event Redemption Date or the Optional Redemption Date, as applicable, the Bank shall (i) remit to the Distribution Account on the related Bank Remittance Date for distribution by the Securities Administrator to the Class of Notes an amount equal to the sum of (A) the Current Interest for the Class of Notes and such Payment Date and (B) the Minimum Yield Amount, if any, for such date and (ii) instruct the Securities Administrator to remit from the Collateral Account to the Distribution Account the Class Principal Amount after making the allocations set forth in Section 7, and the Securities Administrator shall distribute the aggregate amount set forth in clauses (i) and (ii): first, to the Class M-1 Notes up to the Current Interest for the Class M-1 Notes for the related Payment Date, second, to the Class M-1 Notes until the Class Principal Amount of the Class M-1 Notes has been reduced to zero and third, to the Class M-1 Notes, any remaining amount. The Minimum Yield Amount, if any, will be due and payable on the Note Maturity Date, the Regulatory Event Redemption Date or the Optional Redemption Date, as applicable.

(c)            Payments of amounts specified in this Section 5 shall be made by the Securities Administrator to the Noteholders (from amounts remitted to the Securities Administrator by the Bank) in accordance with the terms of this Agreement. In the case of Definitive Registered Notes, such payments shall be made to each Noteholder as of the related Record Date by wire transfer in immediately available funds to an account specified in writing by such Noteholder and at the expense of such Noteholder; provided, however, that the final distribution in respect of any Definitive Registered Note shall be made only upon presentation and surrender of such Note at the Securities Administrator's Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Notes registered in the name of DTC or its nominee, in which case all payments made shall be made through DTC and its participants in accordance with the applicable procedures of DTC. Any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal on the Notes (including principal due on the Note Maturity Date) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

(d)            For purposes of this Agreement, distributions under this Section 6 owed by the Bank to the Noteholders of a Class of Notes shall be made to such Noteholders on a pro rata basis based on outstanding principal balance.

(e)            In servicing the Reference Obligations, the Bank covenants that it will cause the Reference Obligations to be serviced in accordance with the Applicable Facility Standards. With respect to any Reference Obligation for which a default has occurred and for which the Servicer is pursuing a remedy involving the sale of the related Mortgage Note, the sale of the related Mortgaged Property or a deed-in-lieu of foreclosure with respect to the related Mortgaged Property, the Bank shall (i) cause the Servicer to obtain an appraisal with respect to the related Mortgaged Property and (ii) cause the Servicer to retain an Approved Broker to market the related Mortgage Note or Mortgaged Property, as applicable. The Bank shall not permit, and shall cause the Servicer not to permit, the release or partial release of any Mortgaged Property from the lien of any Mortgage in connection with the partial prepayment of any Reference Obligation unless (i) the portion of the Reference Obligation being repaid in connection with the partial release is being permanently refinanced through HUD or financing from a third party that is not an affiliate of the Bank or is being sold to a third party that is not an affiliate of the Bank, (ii) after giving effect to the repayment and partial release, the operation of the remaining Mortgaged Properties subject to a Mortgage securing the applicable Reference Obligation has achieved a debt service coverage ratio of no less than 1.25x (or, with respect to any Reference Obligation or Mortgaged Property for which a higher minimum debt service coverage ratio is provided for in the applicable Mortgage, Mortgage Note or other relevant documentation, such higher ratio) as required to be calculated in the applicable Mortgage, Mortgage Note or other related documentation, and (iii) after giving effect to the repayment and partial release, the Reference Obligation has a loan-to-value ratio of less than 80% (or, with respect to any Reference Obligation or Mortgaged Property for which a lower maximum loan-to-value ratio is provided for in the applicable Mortgage, Mortgage Note or other relevant documentation, such lower ratio). Any partial release of collateral securing a Reference Obligation that does not satisfy the criteria set forth in clauses (i) through (iii) of the prior sentence shall be deemed to be a modification to the terms of the applicable Reference Obligation that does not constitute an Approved Modification.

Section 7.          Adjustment to the Class Principal Amount; Noteholder Purchase Right.

(a)

(i)            (A) On the first Payment Date on which the Class B Threshold Amount is reduced to zero, an amount equal to the excess, if any, of (x) the Loss Balance as of the end of the related Collection Period over (y) the Adjusted Class B Threshold Amount as of such Payment Date shall be allocated to the Class M-1 Notes in reduction of the Class Principal Amount thereof until the Class Principal Amount of the Class M-1 Notes has been reduced to zero; and (B) on each Payment Date after the Payment Date identified in clause (A) above, the Current Loss Balance for such Payment Date shall be allocated to the Class M-1 Notes in reduction of the Class Principal Amount thereof until the Class Principal Amount of the Class M-1 Notes has been reduced to zero. Any such reduction to the Class Principal Amount of a Class of Notes pursuant to this clause (i) shall be made without any payment in respect thereto being owed to any Holder.

(ii)            If on any Payment Date, the Protection Amount under the Reference Financial Guarantee as of the end of the related Collection Period is greater than the Protection Amount under the Reference Financial Guarantee as of the end of the immediately preceding Collection Period, the difference shall be allocated to the Class M-1 Notes to increase the Class Principal Amount thereof up to an amount equal to the aggregate amount of reductions pursuant to clause (i) above that have been allocated to reduce the Class Principal Amount of the Class M-1 Notes on any prior Payment Date.

(b)            Noteholder Purchase Right

(i)            The Bank shall provide prompt written notice to each Noteholder of the identification of any:

(A)            Expected Loss Reference Obligation in respect of which the Bank determines that the appraised values determined by Approved Appraisers would cause a Principal Loss Amount in excess of zero to be determined with respect to such Expected Loss Reference Obligation in accordance with the terms of the Reference Financial Guarantee; or

(B)            Reference Obligation in respect of which the Bank or the Servicer has initiated enforcement or foreclosure action which the Bank believes is likely to result in a Credit Event (a "Severely Delinquent Reference Obligation"),

any such notice being a "Purchase Right Notice" and the Expected Loss Reference Obligation or Severely Delinquent Reference Obligation (or any individual property or properties underlying such Expected Loss Reference Obligation or Severely Delinquent Reference Obligation) identified in such Purchase Right Notice being a "Purchase Right Obligation".

(ii)            Any holder of beneficial interests in the Notes may, not later than five Business Days after the notice has been posted on the Investor Reporting Website by the Securities Administrator, notify the Bank that it intends to purchase the Purchase Right Obligation specified in such Purchase Right Notice. Such purchase shall be made subject to the following terms:

(A)            the purchase price (the "Noteholder Purchase Price") for the relevant Purchase Right Obligation shall be the highest bid received by the Bank with respect to the relevant Purchase Right Obligation; provided that the Bank shall provide the holders of beneficial interests in the Notes with reasonable notice of any auction with respect to a property underlying a Purchase Right Obligation such that the holders of beneficial interests in the Notes will have a reasonable opportunity to participate in such auction directly;

(B)            with respect to the entire unpaid principal balance of such Purchase Right Obligation, provided that, if more than one holder of beneficial interests in the Notes has notified the Bank that it intends to purchase such assets, each notifying holder of beneficial interests in the Notes shall purchase a pro rata share of such assets and pay a portion of the Noteholder Purchase Price equal to its pro rata percentage thereof, in each case, calculated by dividing the amount of the Class Principal Amount held by such notifying holder of beneficial interests in the Notes by amount of the Class Principal Amount held by all Noteholders (including such holder of beneficial interests in the Notes) that have notified the Bank that they intend to purchase such assets;

(C)            the Noteholder Purchase Price shall be paid by the holder or holders, as the case may be, of beneficial interests in the Notes in full, not later than five Business Days after notice of the intention to purchase has been provided to the Bank; and

(D)            if any holder of beneficial interests in the Notes fails to pay the Noteholder Purchase Price (or its pro rata share thereof) as required by the previous paragraph, the Bank may in its sole discretion offer such holder's of beneficial interests in the Notes pro rata portion of the Purchase Right Obligation to any other holder of beneficial interests in the Notes or cancel the sale of the relevant Purchase Right Obligation; the Bank shall not in any circumstances be obliged to complete the sale of less than all of a Purchase Right Obligation.

(iii)            Upon payment in full of the Noteholder Purchase Price, the Bank shall take all commercially reasonable steps to transfer the relevant Purchase Right Obligation, or, if applicable, the pro rata share thereof, to the applicable holder(s) of beneficial interests in the Notes in a commercially reasonable period of time at the direction of the applicable holder(s) of beneficial interests in the Notes.

(iv)            In the event the Notes cease to be Book-Entry Notes and holders of beneficial interests in the Notes receive definitive notes, references in this Section 7 to holders of beneficial interests in the Notes shall be understood to refer to the Noteholders.

Section 8.          Execution, Authentication, Delivery and Dating.

(a)            Definitive Registered Notes shall be issued only if permitted by applicable law and (i) in the case of a DTC Global Note, DTC notifies the Bank that it is unwilling or unable to continue as depositary for the DTC Global Note or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, a successor depositary is not appointed by the Bank within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, (ii) the Bank delivers to the Securities Administrator a written notice executed by an Authorized Representative that Registered Global Notes shall be exchangeable for Definitive Registered Notes or (iii) an Event of Default has occurred and is continuing with respect to any Registered Global Note and holders representing a majority in aggregate principal amount of such Registered Global Note advise the relevant clearing system through its participants in writing to cease acting as depositary for such Registered Global Note.

(b)            Upon the occurrence of any event specified in Section 8(a) which pursuant to the terms of a Registered Global Note requires the issuance of Definitive Registered Notes in exchange for the Registered Global Note, the Securities Administrator shall cause to be withdrawn from safekeeping the necessary and applicable Definitive Registered Note(s) and, in accordance with the terms of the Registered Global Note, shall:

(i)            complete an equal aggregate principal amount of Definitive Registered Note(s) of authorized denominations and of like tenor with identical terms as the Registered Global Note in accordance with the terms of the Registered Global Note;

(ii)            register such Definitive Registered Notes in the name or names of such persons as the relevant clearing system shall instruct the Securities Administrator;

(iii)            authenticate such Definitive Registered Notes; and

(iv)            deliver such Definitive Registered Notes to the relevant clearing system or pursuant to such clearing system's instructions in exchange for such Registered Global Note.

(c)            The Bank shall deliver to the Securities Administrator, upon the occurrence of any event specified in Section 8(a) which pursuant to the terms of a Registered Global Note requires the issue of Definitive Registered Notes, a sufficient number of Definitive Registered Notes executed by an Authorized Representative to enable the Securities Administrator to comply with its obligations under this Section 8(c).

Section 9.          Register; Registration, Transfer and Exchange.

(a)            The Securities Administrator, as registrar for the Notes, shall maintain at its Corporate Trust Office a definitive record (the "Note Register") in which shall be recorded the names, addresses and taxpayer identification numbers of the holders of Notes, the serial and CUSIP numbers of the Notes and details with respect to the transfer and exchange of Notes.

(b)            Upon surrender for the purpose of registration of transfer at the offices of the Securities Administrator of any Note, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator, executed by the registered holder, in person or by such holder's attorney thereunto duly authorized in writing, such Note shall be transferred upon the Note Register, and the Securities Administrator shall complete, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of authorized denominations of an equal aggregate principal amount and of like tenor with identical terms and provisions; provided, however, that Notes may be delivered for the purpose of registration of transfer by mail at the risk and expense of the transferor. Transfers and exchanges of Notes shall be subject to such restrictions as shall be set forth herein and in the text of the Notes and such reasonable regulations as may be prescribed by the Bank. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note Register.

(c)            At the option of the holder of a Note, such Note may be exchanged for other Notes of any authorized denominations of an equal aggregate principal amount and of like tenor with identical terms and provisions, upon surrender of the Note to be exchanged at the offices of the Securities Administrator. Whenever any Notes are so surrendered for exchange, the Securities Administrator shall complete, authenticate and deliver the Notes which the holder of the Note making the exchange is entitled to receive.

(d)            Notwithstanding the foregoing, the Securities Administrator shall not register the transfer of or exchange a Note surrendered for transfer or exchange pursuant to Section 9(b) or 9(c) if such Note is (i) any Note that has been called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (ii) any Note during the period beginning at the opening of business two Business Days before the mailing of a notice of such redemption is required to be made and ending at the close of business on the day of such mailing, or (iii) any Global Note if the Securities Administrator obtains actual knowledge that such proposed transfer or exchange would violate any legend contained on the face of such Global Note.

(e)            All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Bank, evidencing the same debt, and entitled to the same benefits as the Notes surrendered upon such registration of transfer or exchange.

(f)            No service charge shall be made to a holder of Notes for any transfer or exchange of Notes, but the Securities Administrator may require payment of a sum sufficient to cover any stamp or other tax, duty, assessment or governmental charge that may be imposed in connection therewith.

(g)            The Bank and the Securities Administrator, and any agent of the Bank or the Securities Administrator, may treat the holder in whose name a Note is registered as the owner of such Note for all purposes, whether or not such Note be overdue, and neither the Bank, the Securities Administrator nor any such agent shall be affected by notice to the contrary except as required by applicable law.

(h)            If a transfer of a beneficial interest in the Notes held by the related transferor in the form of a Rule 144A Global Note and to be held by the related transferee in the form of a Temporary Regulation S Global Note, on or prior to the Exchange Date, or a Permanent Regulation S Global Note, after the Exchange Date, is to be made without registration under the Securities Act, then the Securities Administrator shall refuse to register such transfer unless it receives (and upon receipt may conclusively rely upon) a certificate from the prospective transferee substantially in the form attached as Exhibit B 4 hereto (as to which, in the case of the Book Entry Notes, the prospective transferee will be deemed to have made the representations and agreements contained therein) or such other certification reasonably acceptable to the Securities Administrator, to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S and that, if such transfer occurs on or prior to the Exchange Date, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

(i)            If a transfer of a beneficial interest in the Notes held by the related transferor in the form of a Temporary Regulation S Global Note or Permanent Regulation S Global Note, as the case may be, and to be held by the related transferee in the form of a Rule 144A Global Note, is to be made without registration under the Securities Act, then the Securities Administrator shall refuse to register such transfer unless it receives (and upon receipt may conclusively rely upon) a certificate from the transferor substantially in the form attached as Exhibit B-5 hereto (as to which, in the case of the Book Entry Notes, the prospective transferee will be deemed to have made the representations and agreements contained therein) or such other certification reasonably acceptable to the Securities Administrator, to the effect that such transfer is being made to a person who the transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such person and each such account is a Qualified Institutional Buyer, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

Section 10.        Terms of Issue.

(a)            The Securities Administrator shall ensure that all Notes delivered to and held by it under this Agreement are issued only in authorized denominations and otherwise in accordance with the provisions of this Agreement.

(b)            The Securities Administrator shall be entitled to treat a telephone, e-mail or facsimile communication from a person purporting to be (and who the Securities Administrator, after making reasonable investigation, believes in good faith to be) an Authorized Representative as sufficient instruction and authority of the Bank for the Securities Administrator to act in accordance with Section 10(a).

(c)            Unless otherwise agreed in writing between the Bank and the Securities Administrator, each Note credited to the Securities Administrator's account with DTC following the delivery of a Registered Global Note to a custodian of DTC in accordance with clause (ii) of Section 5(a) shall be held to the order of the Bank. The Securities Administrator shall procure that the principal amount of Notes which the relevant purchaser has agreed to purchase is:

(i)            debited from the Securities Administrator's account; and

(ii)            credited to the account of such purchaser with DTC;

in each case only upon receipt by the Securities Administrator on behalf of the Bank of the purchase price due from the relevant purchaser with respect to such Notes.

(d)            If on the relevant settlement date the purchaser does not pay the full purchase price due from it with respect to any Note (the "Defaulted Note") and, as a result, the Defaulted Note remains in the Securities Administrator's account with DTC after such settlement date, the Securities Administrator shall continue to hold the Defaulted Note to the order of the Bank. The Securities Administrator shall notify the Bank promptly of the failure of the purchaser to pay the full purchase price due from it with respect to any Defaulted Note and shall subsequently, unless otherwise instructed by the Bank, notify the Bank promptly upon receipt from the purchaser of the full purchase price with respect to such Defaulted Note.

Section 11.        Payments.

(a)            The Securities Administrator shall advise the Bank, on the Draft Report Date, of the sum of (i) the total amount of any principal of, and interest due on, the Notes on the related Payment Date, and (ii) the Securities Administrator Fee, and any expenses and indemnification amounts payable to the Securities Administrator, on the related Payment Date, and the Bank shall transfer, not later than the Payment Time on the Bank Remittance Date, to the Distribution Account such amount in USD as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Securities Administrator and the Bank may agree. As used in this subsection (a), the term "Payment Time" means 6:00 p.m. local time in New York, New York.

(b)            Subject to payment being duly made as provided in Section 11(a), the Securities Administrator shall pay or cause to be paid (i) first, all amounts due with respect to the Notes on behalf of the Bank in the manner provided in the Notes and this Agreement and (ii) second, all amounts due to the Securities Administrator pursuant to this Agreement. If any payment provided for in Section 11(a) is made late but otherwise in accordance with the provisions of this Agreement, the Securities Administrator shall nevertheless make payments with respect to the Notes as aforesaid following receipt by it of such payment.

(c)            On each Benchmark Determination Date, the Securities Administrator shall calculate the related Benchmark for the related Interest Period.

(d)            If the Benchmark on a Benchmark Determination Date is the SOFR Rate, the Securities Administrator shall determine the SOFR Rate using the method described in the definition of "SOFR Rate".

(e)            If the Bank determines that a Benchmark Transition Event has occurred, it shall provide written notice thereof to the Securities Administrator via email to [REDACTED] with a copy to [REDACTED] with subject reference "Merchants Bank of Indiana Reference Notes, Series 2023-1", which notice shall also include the Benchmark Replacement, the related Benchmark Replacement Date and the Unadjusted Benchmark Replacement and Benchmark Replacement Adjustment determined by the Bank in accordance with the definitions thereof (the "Benchmark Transition Event Notice"). Following delivery of a Benchmark Transition Event Notice, the Unadjusted Benchmark Replacement and the Benchmark Replacement Adjustment specified in such Benchmark Transition Event Notice shall replace the then-current Benchmark for the next Interest Period and for each Interest Period thereafter (unless and until a subsequent Benchmark Transition Event is determined to have occurred and written notice thereof has been given by the Bank to the Securities Administrator).

Notwithstanding the foregoing, if the initial Unadjusted Benchmark Replacement is any rate other than Term SOFR and the Bank later determines that Term SOFR can be determined, the Bank may provide written notice thereof to the Securities Administrator, which notice shall state that Term SOFR shall be the new Unadjusted Benchmark Replacement and shall identify the Benchmark Replacement Adjustment to be used with respect to the next following Interest Period and each Interest Period thereafter.

If, on any date following receipt of a Benchmark Transition Event Notice, the Securities Administrator reasonably determines that the related Benchmark Replacement cannot be calculated, the Securities Administrator shall provide written notice thereof to the Bank. Upon receipt of such notice, the Bank shall use commercially reasonable efforts to identify a different Benchmark Replacement in accordance with the definition thereof, and if the Bank is unable to do so, the Benchmark for the related Interest Period and each Interest Period thereafter (until such time as the Bank confirms with the Securities Administrator that the related Benchmark Replacement can be calculated or the Bank is able to identify a different Benchmark Replacement) shall be the last rate calculated using the then-current Benchmark, as in effect for the immediately preceding Interest Period.

(f)            In connection with any determination made by the Bank pursuant to Section 11(c) through Section 11(i) (or pursuant to any capitalized term used in Section 11(c) through Section 11(i) or in any such capitalized term), the Bank shall have the right to make Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes at any time, which changes shall not require the consent of the Securities Administrator or any Noteholder. The Bank shall provide written notice of any such Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes to the Securities Administrator.

(g)            Any determination made by the Bank with respect to a Benchmark Transition Event, Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes, SOFR Adjustment Conforming Changes or Corresponding Tenor and any calculation by the Securities Administrator of the applicable Benchmark with respect to a Payment Date, in each case, shall be final and binding on the Noteholders in the absence of manifest error.

(h)            Following receipt of a Benchmark Transition Event Notice, or written notice from the Bank of a re-determination of a Benchmark Replacement or a Benchmark Replacement Adjustment pursuant to Section 11(e) or the definitions thereof and/or receipt of written notice from the Bank of any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes, the Securities Administrator shall provide such notice to the Noteholders promptly upon receipt thereof by posting such notice to its website. Notwithstanding anything herein or in any other Basic Document to the contrary, upon the delivery of any such notice and the inclusion of such information in the Servicing Information Report, this Agreement and each other Basic Document shall be deemed to have been amended as necessary to reflect such Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, SOFR Adjustment Conforming Changes and/or Benchmark Replacement Conforming Changes, as applicable, without satisfaction of any provision of Section 31 of this Agreement and without satisfaction of any amendment provision of any other Basic Document.

(i)            Any determination, decision or election made by the Bank pursuant to Section 11(c) through Section 11(i) (or pursuant to any capitalized term used in Section 11(c) through Section 11(i) or in any such capitalized term), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, (x) shall be conclusive and binding on the Noteholders absent manifest error, (y) may be made in the Bank's sole discretion, and (z) notwithstanding anything to the contrary in this Agreement or any other Basic Document, shall be effective without the consent of any other transaction party or any Noteholder. Neither the Bank nor the Securities Administrator shall have any liability to any Noteholder or any other party for any losses, claims, damages, liabilities, forfeitures, fines, penalties, costs, fees or expenses sustained in connection with or as a result of any determination made by the Bank pursuant to Section 11(c) through Section 11(i) (or pursuant to any capitalized term used in Section 11(c) through Section 11(i) or in any such capitalized term) (including, without limitation, the determination to refrain from taking any action), and each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, shall be deemed to waive and release any and all claims against the Bank and the Securities Administrator relating to any such determination by the Bank.

(j)            For the avoidance of doubt, in no event shall the Securities Administrator have any obligation in connection with (i) determining whether a Benchmark Transition Event has occurred, (ii) selecting any Benchmark Replacement or any Benchmark Replacement Adjustment, (iii) identifying any related Benchmark Replacement Date or (iv) determining or approving any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes.

Section 12.        Reporting

(a)            Not later than 12:00 p.m. on the 24th calendar day of each month (or the second preceding Business Day to the related Payment Date, if such 24th calendar day is not a Business Day), the Bank will cause the Servicer to send its servicing report to the Securities Administrator. No later than the related Payment Date, the Securities Administrator shall prepare and make available via posting to the Investor Reporting Website to the Bank and each Noteholder a Servicing Information Report that includes, at a minimum, the following information (based solely upon information to the extent received from the servicing reports delivered to it by the Servicer and the Bank) with respect to such Payment Date and the related Collection Period:

(i)            the amount of the distributions, separately identified, with respect to the Class of Notes;

(ii)           the amount of the distributions set forth in clause (i) allocable to principal;

(iii)          the amount of the distributions set forth in clause (i) allocable to interest and how such amount was calculated;

(iv)          the Class Principal Amount of the Class of Notes after giving effect to distributions of principal on such Payment Date;

(v)           the Principal Loss Amount incurred during the related Collection Period for each applicable Reference Obligation, and whether such Principal Loss Amount was a Work-Out Loss Amount or an Estimate Loss Amount;

(vi)          any True-Up Amount or Error Adjustment Amount incurred during the related Collection Period;

(vii)         the cumulative Principal Loss Amount incurred since the Closing Date through the end of the related Collection Period;

(viii)        the SOFR Rate or the Benchmark Replacement (including the Unadjusted Benchmark Replacement and Benchmark Replacement Adjustment used to calculate the Benchmark Replacement) and any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes, as applicable;

(ix)           the number and aggregate Reference Obligation Amount of the Reference Obligations as of the first and last day of the related Collection Period;

(x)           each related Interest Period;

(xi)          the related Payment Date;

(xii)         an indication if a notice of resignation has been received from the Securities Administrator during the preceding calendar month and the name of any successor Securities Administrator appointed during the preceding calendar month; and

(xiii)         a list of any Reference Obligations removed from the Reference Registry during the related Collection Period (to be reported as "repurchases" or "liquidations"), or paid in full during the related Collection Period.

The Securities Administrator shall provide a draft of the Servicing Information Report to the Bank no later than the Draft Report Date.

(b)            The Securities Administrator shall make such report available each month via the Investor Reporting Website. Assistance in using the Investor Reporting Website may be obtained by calling the Securities Administrator's customer service desk at [REDACTED] or via email at [REDACTED]. Noteholders and other parties that are unable to use the Investor Reporting Website are entitled to have a paper copy mailed to them via first class mail by contacting the Securities Administrator and indicating such. In preparing or furnishing the foregoing information, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information and data regarding the Notes and the Reference Pool provided to the Securities Administrator by the Bank or any other party (including the Servicer) providing such information under the terms hereof to the Securities Administrator, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

(c)            In addition, the Securities Administrator shall post to the Investor Reporting Website, any notice of resignation of the Securities Administrator and, to the extent known, the name of any successor Securities Administrator.

(d)            In addition, the Issuer shall provide to the Securities Administrator for posting on the Investor Reporting Website, on a quarterly basis, certain financial information with respect to the Reference Obligations. The Issuer shall also make itself available for periodic calls with Noteholders (or, so long as the Notes are Book-Entry Notes, with holders of beneficial interests in the Notes) regarding delinquent Reference Obligations.

(e)            The Securities Administrator's responsibility for making the above information available to Noteholders is limited to the reliability, timeliness and accuracy of the information provided by any party providing such information under the terms hereof or any Basic Document to the Securities Administrator.

(f)            The Securities Administrator shall have the right to change the way such report is distributed in order to make such distributions more convenient or more accessible, and the Securities Administrator shall provide timely and adequate notification to such parties regarding any such changes.

(g)            For purposes of the definition of Regulatory Event (as defined in the Reference Financial Guarantee), the Bank shall provide the Securities Administrator with a certification from any of the CEO, the CFO or President of the Bank validating the materiality of such Regulatory Event and any calculations made in connection with such Regulatory Event. The Bank shall deliver such information and certification to the Securities Administrator by electronic mail to [REDACTED] and [REDACTED] with a subject reference "Notice for Posting – Merchants Bank of Indiana CLN 2023-1 – Regulatory Event".

(h)            The Securities Administrator will not be required to include in the Servicing Information Report or any other statement to holders (or otherwise make available via the Securities Administrator's website) any information that in its judgment is confidential, may include any personally identifiable information or could otherwise violate applicable law, or could result in personal liability to the Securities Administrator. In addition, the Securities Administrator shall have no liability for the failure to include or post any information that it has not actually received or is not in a form or format that will allow it to include any such information in the Servicing Information Report or any other statement (or otherwise make available via the Securities Administrator's website).

(i)            The Securities Administrator will not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, has no obligation to review such information, and assumes no responsibility for such information. The Securities Administrator will not be deemed to have obtained actual knowledge of any information by virtue of the receipt and posting of any notice, statement or information to the Securities Administrator's website, and may affix to any notice, statement, report or information prepared and/or made available by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

(j)            The Securities Administrator will have no duty, obligation or responsibility to review, recalculate or otherwise review any calculations made by the Bank or the Servicer.

Section 13.       Distribution Account; Collateral Account; Tax Withholding; Tax Reporting.

(a)            The Securities Administrator shall establish, on or before the Closing Date, and shall thereafter maintain, the Distribution Account, and shall hold the Distribution Account and all money and other property therein in trust for the benefit of the Noteholders. Funds on deposit in the Distribution Account shall remain uninvested.

(b)            On or prior to the Closing Date, the Bank will deposit into the Collateral Account an amount equal to the initial Class Principal Amount of the Notes. All payments of principal on the Notes on any Payment Date will be made by the Securities Administrator from amounts transferred from the Collateral Account. The Notes are general obligations of the Bank, and therefore the Bank is responsible for payment of principal to the extent amounts in the Collateral Account are insufficient.

(c)            The Securities Administrator shall establish, on or before the Closing Date, and shall thereafter maintain, the Collateral Account, and shall hold the Collateral Account and all money and other property therein in trust for the benefit of the Secured Party. The Securities Administrator shall establish two (2) subaccounts within the Collateral Account for the purposes of holding different types of Eligible Investments. The Securities Administrator may open additional subaccounts within the Collateral Account at the written direction of the Bank. Funds on deposit in the Collateral Account (and any subaccount thereof) shall be invested in Eligible Investments at the written direction of the Bank. To the extent such amounts are to be invested in investments set forth in clause (i) of the definition of Eligible Investments, the Bank will be required to deliver an executed trade confirmation to the Securities Intermediary in connection with such written investment direction. Any such investment in investments set forth in clause (i) of the definition of Eligible Investments shall mature no later than two (2) Business Days prior to any succeeding Payment Date, and any subsequent investment instructions and related trade confirmation shall be delivered by the Bank to the Securities Administrator no earlier than one (1) Business Day after such Payment Date. Absent such written direction, funds on deposit in the Collateral Account shall remain uninvested.

(d)            Each of the Distribution Account and the Collateral Account (including income, if any, earned on the investment of funds in the Collateral Account) for U.S. federal income tax reporting and withholding purposes will be owned by the Bank (the "Account Owner"). The Account Owner shall provide Computershare in its capacity as Securities Administrator with (i) an IRS Form W-9 by the Closing Date and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of Computershare as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes to the Account Owner and (b) to permit Computershare to fulfil its tax reporting obligations under applicable law with respect to the Distribution Account and the Collateral Account or any amounts paid to the Account Owner. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect (including without limitation in connection with the transfer of any beneficial ownership interest in the Bank), the Account Owner shall timely provide to the Securities Administrator accurately updated and complete versions of such IRS forms or other documentation. Computershare, both in its individual capacity and in its capacity as Securities Administrator, shall have no liability to the Account Owner or any other person in connection with any tax withholding amounts paid or withheld from the Distribution Account or the Collateral Account pursuant to applicable law arising from the Account Owner's failure to timely provide an accurate, correct and complete IRS Form W-9 or such other documentation contemplated under this paragraph.

(e)            The Securities Administrator shall file or cause to be filed, such tax information returns with federal and state taxing authorities, and provide or cause to be provided such tax information statements to the Noteholders, as are required by the Internal Revenue Code of 1986, any equivalent provisions of state law and local law, and any regulations or other administrative guidance issued thereunder, including making, or causing to be made, any reports or providing, or causing to be provided, any information relating to interest, original issue discount and market discount or premium relating to the Notes. The Securities Administrator shall also report or cause to be reported to the Noteholders, whether or not required by federal or state taxing authorities and applicable law, all other items, without netting, that may be necessary for the Noteholders to accurately calculate their taxable income or loss. The Securities Administrator shall also provide or cause to be provided, to the Internal Revenue Service, a Form 8811 within thirty (30) days after the Closing Date. The prepayment assumption that will be used for purposes of preparing information required by this subsection (e) shall be 10% CPR.

(f)            If the bank holding the Distribution Account on behalf of the Securities Administrator is downgraded below an Investment Grade Rating, then the Securities Administrator will promptly appoint a replacement bank with at least an Investment Grade Rating to hold the Distribution Account.

(g)            For the avoidance of doubt, the Securities Administrator shall not be responsible for preparing or filing any entity-level tax returns for the Bank as issuer.

Section 14.        Redemption of Notes; Post Redemption Distributions.

(a)            On any date after the occurrence of a Regulatory Event, the Bank shall have the option, to be exercised in its sole and absolute discretion by written notice to the Securities Administrator and the Noteholders, to redeem all of the Notes on the related Regulatory Event Redemption Date by payment to the Noteholders of the Class Principal Amount of the Class of Notes on such Regulatory Event Redemption Date in full, together with the Minimum Yield Amount, if any, for such date and all accrued and unpaid interest, in accordance with this Section 14. The Bank may rescind the designation of a Regulatory Event Redemption Date not later than 2 Business Days' prior to the intended Regulatory Event Redemption Date, in which case no such Regulatory Event Redemption Date shall occur on such Payment Date.

(b)            On any Payment Date occurring on or after the date on which the Reference Pool Amount is less than or equal to 10% of the Initial Portfolio Amount, the Bank shall have the option, to be exercised in its sole and absolute discretion, to redeem all of the Notes by payment to the Noteholders of the outstanding principal balance of the Notes remaining after all allocations and distributions contemplated by Sections 6 and 7, together with the Minimum Yield Amount, if any, for such date and all accrued and unpaid interest on the Notes (any such Payment Date on which the Bank exercises such option, an "Optional Redemption Date"). Notice of the designation of an Optional Redemption Date shall be given by the Securities Administrator to the Noteholders, at the Bank's expense, not less than 10 calendar days prior to the Optional Redemption Date, as applicable.

(c)            Notices in respect of Registered Notes to be redeemed shall be given (i) for any Book-Entry Note, pursuant to the then-current requirements of DTC, or (ii) for any Definitive Registered Note, by first-class mail, postage prepaid, or electronic mail to each holder's address appearing in the Note Register as of the related Record Date. All notices of redemption shall identify that the Notes are being redeemed in accordance with this Section 14.

(d)            Notice of redemption having been given as described above, the Notes to be so redeemed pursuant to Section 14(a) or Section 14(b) shall be payable on the related Payment Date in full and shall cease to bear interest thereafter. Final payment on any Definitive Purchase Note shall occur upon surrender of such Note for redemption on or after the Regulatory Event Redemption Date or the Optional Redemption Date, as applicable. Upon such surrender, the Securities Administrator shall pay or cause to be paid to such Notes on the related Payment Date any final payment made by the Bank for the account of such Notes.

(e)            If within one year after the Notes become due and payable under this Section 14 any such Notes still have not been surrendered for cancellation, the Securities Administrator, subject to any applicable escheatment laws, shall distribute any funds payable to such Notes remaining in the Distribution Account to the Bank, and thereafter the Securities Administrator shall have no liability with respect to such funds and the related Noteholders shall look solely to the Bank for payment with respect to such Notes.

(f)            Post-Redemption Distributions

(i)            Following receipt of a notice of redemption of the Notes given in connection with the Optional Redemption Date or Regulatory Event Redemption Date or in connection with the Scheduled Termination Date or Final Amortization Date, any Noteholder (or holder of a beneficial interest in a Book-Entry Note, if the Notes are Book-Entry Notes) may deliver a written notice (a "PRR Election Notice") to the Bank electing to receive distributions in respect of recoveries (up to such Noteholder's or beneficial interest holder's, as the case may be, pro rata share of an amount equal to the total amount of allocations to the Class Principal Amount of the Class M-1 Notes pursuant to Section 7(a)(i) (as reduced by any increases to the Class Principal Amount of the Class M-1 Notes pursuant to Section 7(a)(ii)) received by the Bank on any Affected Reference Obligation after such Termination Date (including recoveries after the Note Maturity Date) (such recoveries "Post-Redemption Recoveries" and any Noteholder (or holder of a beneficial interest in a Book-Entry Note, if the Notes are Book-Entry Notes) electing to receive distributions in respect of Post-Redemption Recoveries, a "PRR Electing Noteholder").

(ii)            Any PRR Election Notice shall specify the full legal name of the PRR Electing Noteholder and the address to which checks in respect of such distributions should be sent (which address may be updated by the PRR Electing Noteholder pursuant to a subsequent notice delivered to the Bank). The PRR Election Notice must be accompanied by a written certificate confirming the Outstanding principal amount of the Notes beneficially owned by such PRR Electing Noteholder immediately prior to the Termination Date (such confirmation a "Certificate of Beneficial Ownership").

(iii)            Promptly following receipt of any Post-Redemption Recovery, the Bank will mail a check to each PRR Electing Noteholder in an amount equal to each such PRR Electing Noteholder's pro rata portion of such Post- Redemption Recovery, determined by dividing the principal amount Outstanding of the Notes beneficially owned by such PRR Electing Noteholder by the total principal amount Outstanding of Notes beneficially owned by all PRR Electing Noteholders, in each case calculated by the Bank solely by reference to the amounts specified in the Certificates of Beneficial Ownership.

(iv)            The Bank shall conclusively rely on the information provided in the PRR Election Notices and the Certificates of Beneficial Ownership. The Bank shall not accept any PRR Election Notices received after the Note Maturity Date and the Bank shall not be responsible for, and shall accept no liability with respect to, any inaccuracy in any such information or any subsequent changes in the address or details of any PRR Electing Noteholder.

(v)            The provisions of this Section 14(f) shall survive termination of the Note Issuance and Administration Agreement, and the obligations of the Bank under this Section 14(f) shall be enforceable after termination of the Note Issuance and Administration Agreement by any PRR Electing Noteholder.

Section 15.        Removal of Reference Obligations.

(a)            It is understood and agreed that the obligation of the Bank to cure or to remove any related Reference Obligation that does not satisfy the Eligibility Criteria shall constitute the sole remedy against the Bank that is available to any Noteholder, any party to this Agreement or any other Person in respect thereof, including for any failure by the Bank to give notice of any failure by any Reference Obligation to satisfy the Eligibility Criteria.

(b)            Upon the Bank's determination that any Reference Obligation did not satisfy the Eligibility Criteria, the Bank shall remove such Reference Obligation in accordance with the terms of the Reference Financial Guarantee. Upon such removal, none of the Noteholders, the parties hereto or any other Person shall have any recourse against the Bank in respect of the failure of the related Reference Obligation to satisfy any of the Eligibility Criteria.

Section 16.        Notices to Holders.

(a)            On behalf of and at the request and expense of the Bank, the Securities Administrator shall give all notices required to be given by the Bank in accordance with the Notes.

(b)            All notices shall be mailed by the Securities Administrator by first-class mail, postage prepaid, to the holders thereof at their addresses appearing in the Note Register or via electronic communication, which may be via posting to its website.

Section 17.        Cancellation of Notes.

(a)            All Notes which are redeemed pursuant to the provisions of this Agreement shall be cancelled by the Securities Administrator upon the Securities Administrator acquiring possession of the security certificates representing such Notes.

(b)            A certificate stating the following shall be given to the Bank by the Securities Administrator as soon as reasonably practicable after receipt by the Securities Administrator of written request therefor:

(i)            the aggregate principal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;

(ii)            the number of Notes cancelled; and

(iii)           the aggregate amount paid with respect to interest on the Notes.

(c)            Subject to being duly notified in due time, the Securities Administrator shall, upon the written request of the Bank, give a certificate to the Bank, within three months of the date of redemption and cancellation of Notes as aforesaid, stating the principal amount of Notes so redeemed and cancelled.

(d)            The Securities Administrator shall dispose of (in accordance with its customary procedures) all cancelled Notes and, following destruction, furnish the Bank upon its written request, a certificate of the serial numbers of the Notes so disposed of.

(e)            Without prejudice to the obligations of the Securities Administrator pursuant to Section 17(b), the Securities Administrator shall keep a full and complete record of all Notes and of all replacement Notes issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes. The Securities Administrator shall at all reasonable times upon reasonable prior request make such record available to the Bank and any person authorized by any of them for inspection and for the taking of copies thereof or extracts therefrom.

(f)            All records and certificates made or given pursuant to this Section 17 and Section 18 shall make a distinction between Notes of the Class, as appropriate.

Section 18.        Issue of Replacement Notes.

(a)            The Bank will cause a sufficient quantity of additional forms of Notes to be available, upon request, to the Securities Administrator at its specified office for the purpose of issuing replacement Notes as provided below.

(b)            The Securities Administrator will, subject to and in accordance with the terms of the Notes and the following provisions of this Section 18, cause to be delivered any replacement Notes which the Bank may determine to issue in place of Notes which have been lost, stolen, mutilated, defaced or destroyed.

(c)            The Securities Administrator shall not issue any replacement Note unless and until the applicant therefor shall have:

(i)            paid such costs as may be incurred in connection therewith;

(ii)            furnished it with such evidence (including evidence as to the serial number of such Note) and indemnity (which may include a bank guarantee) as the Bank and the Securities Administrator may reasonably require; and

(iii)           in the case of any mutilated or defaced Note, surrendered the same to the Securities Administrator.

(d)            The Securities Administrator shall cancel any mutilated or defaced Notes with respect to which replacement Notes have been issued pursuant to this Section 18 and shall furnish the Bank with a certificate stating the serial number(s) (if known) of the Notes so cancelled and, unless otherwise instructed by the Bank in writing, shall dispose of (in accordance with its customary procedures) such cancelled Notes and furnish the Bank with a disposal certificate containing the information specified in Section 18(c).

(e)            The Securities Administrator shall, on issuing any replacement Note, promptly provide the Bank with a copy of such replacement Note issued and (if available) a copy of the Note in place of which such replacement Note has been issued.

Section 19.        Obligations of Noteholders. By its acceptance of a Note hereunder, each Noteholder irrevocably agrees to the duties, obligations and responsibilities of the Noteholders as set forth in each other Basic Document.

Section 20.        Copies of this Agreement available for inspection.

The Securities Administrator shall, for as long as any Note remains outstanding, hold copies of this Agreement, the Private Placement Memorandum (as amended or supplemented from time to time), each Basic Document, the Bank's Articles of Association and By-Laws, as amended or restated from time to time, and any documents incorporated by reference into the Private Placement Memorandum and make such documents available for inspection during normal business hours at its Corporate Trust Office by Noteholders, upon reasonable advance notice. For this purpose, the Bank shall furnish the Securities Administrator with sufficient copies of each of such documents. The Bank hereby consent to the provision of such information by the Securities Administrator.

Section 21.        Indemnity; Limitation on Liability.

(a)            The Bank shall indemnify Computershare Trust Company, N.A., both in its individual capacity and in its capacities as Securities Administrator, Secured Party, Securities Intermediary, and any other capacity in which it acts under the Basic Documents and its directors, officers, employees and agents for any claim, loss, liability, damage, cost, fee or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or expended without negligence, bad faith or willful misconduct on its or their part (as finally determined by a court of competent jurisdiction), arising directly out of, or directly in connection with (i) investigating, preparing for, defending itself or themselves against, or prosecuting for itself or themselves, or on behalf of the Bank, any dispute or legal proceeding, whether pending or threatened, that is related directly or indirectly in any way to the Bank, this Agreement or the Notes, (ii) pursuing enforcement (including without limitation by means of any action, claim, or suit brought by Computershare Trust Company, N.A. for such purpose) of any indemnification or other obligation of the Bank (the indemnification afforded under this clause (ii) to include, without limitation, any legal fees, costs and expenses incurred by Computershare Trust Company, N.A. in connection therewith), or (iii) the performance of any or all of its or their duties and responsibilities or the exercise or lack of exercise of any or all of its or their powers, rights or privileges under this Agreement and any other Basic Document.

(b)            The Securities Administrator shall not be liable for any action taken or omitted hereunder except for its own negligence, bad faith or willful misconduct or that of its officers or employees.

(c)            The benefits of this Section 21 shall survive the termination or assignment of this Agreement and the resignation or removal of the Securities Administrator, and shall apply to the Securities Administrator in every capacity in which it acts under any Basic Document mutatis mutandis, including but not limited to the Secured Party and the Securities Intermediary.

Section 22.        Repayment by the Securities Administrator.

The Securities Administrator shall, subject to any applicable escheatment laws (as determined by the Bank), repay to the Bank sums equivalent to any amounts paid by the Bank to the Securities Administrator for the payment of principal (and premium, if any) or interest with respect to any Notes and remaining unclaimed at the end of one year after the principal of such Notes shall have become due and payable (whether at the Stated Maturity Date or otherwise) and monies sufficient therefor shall have been duly made available for payment, provided that there is no outstanding, bona fide and proper claim with respect to such amounts. Upon such repayment, all liability of the Securities Administrator with respect to such funds shall cease, and thereafter any applicable owner or holder of Notes shall look solely to the Bank for payment of such amounts.

Section 23.       Concerning the Securities Administrator.

(a)            The Bank shall execute and deliver the Securities Account Control Agreement, and ensure that the Securities Account Control Agreement and the first priority security interest in the Collateral Account provided by the Grant of this Note Issuance and Administration Agreement shall remain in full force and effect at all times until the discharge of this Note Issuance and Administration Agreement.

(b)            The Bank acknowledges that, to its actual knowledge, other than the security interest granted herein to the Securities Administrator, there are no other security interests in the Collateral Account or any funds credited thereto.

(c)            The Securities Administrator shall not exercise any right of set-off, lien or similar claim in respect of money remitted to the Distribution Account by the Bank, except as expressly permitted by this Agreement.

(d)            In acting hereunder and in connection with the Notes, the Securities Administrator shall act solely as an agent of the Bank and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, except that all funds held by the Securities Administrator for payment to the Noteholders shall be held in trust and applied as set forth herein, but need not be segregated from other funds except as required by law.

(e)            The Securities Administrator hereby undertakes to the Bank to perform such duties, and only such duties, as are specifically set forth in this Agreement, in the Notes and in the other Basic Documents. No implied duties or obligations shall be read into this Agreement, the Notes or the other Basic Documents against the Securities Administrator, and any permissive right of the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Securities Administrator.

(f)            It is expressly acknowledged, agreed and consented to that Computershare Trust Company, N.A. will be acting in the capacity of Securities Administrator hereunder and will also be acting in the capacity of Secured Party under the Securities Account Control Agreement. Computershare Trust Company, N.A may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other equitable principles to the extent that any such conflict or breach arises from the performance by the Securities Administrator or the Secured Party, all of which defenses, claims or assertions are waived by the Noteholders and the parties to this Agreement.

(g)            The Securities Administrator may consult with legal and other professional advisers and the written opinion of such advisers, rendered in good faith, shall be full and complete protection with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the opinion of such advisers.

(h)            The Securities Administrator may conclusively rely upon, and shall be protected and incur no liability for any action taken, omitted or suffered by it in reliance upon, any instruction, request or order from the Bank or any notice, resolution, direction, consent, certificate, affidavit, statement, cable or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties.

(i)            The Securities Administrator and its officers, directors and employees may become the owner of, or acquire any interest in, any Notes with the same rights that such Person would have if the Securities Administrator were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Bank and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or in connection with any other obligations of the Bank as freely as if the Securities Administrator was not appointed hereunder.

(j)            The Securities Administrator shall not be liable for interest on any money received by it except as set forth in the Basic Documents and as it may agree in writing with the Bank.

(k)            The Securities Administrator shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

(l)            In no event shall the Securities Administrator be responsible or liable for any special, indirect, punitive or consequential losses or damages of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)            The Securities Administrator shall not be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer or other officers thereof unless it shall be proved that the Securities Administrator was negligent in ascertaining the pertinent facts (as determined by a court of competent jurisdiction).

(n)            The Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(o)            The Securities Administrator shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the requisite percentage of the Noteholders or the Bank, and if no percentage is specified in connection with a particular direction, a majority in principal amount of the Notes then Outstanding.

(p)            The Securities Administrator shall have no responsibility or liability for or with respect to (i) the preparation, filing or accuracy of any financing statement or continuation statement or the maintenance thereof or otherwise monitoring the perfection, priority, sufficiency or validity of any security interest in or related to the Collateral Account, (ii) the perfection or priority of any interest of the Secured Party in the Collateral Account, (iii) the monitoring or maintenance of any such perfection or priority or (v) the monitoring or enforcement of any risk retention requirements.

(q)            The Securities Administrator shall not be responsible for any act or omission of the Bank in any of its capacities under the Basic Documents.

(r)            The Securities Administrator shall have no duty (i) to record or file this Agreement or (ii) to prepare or file any financing statement, continuation statement or similar filing to maintain the same.

(s)            Knowledge or information acquired by Computershare Trust Company, N.A in its capacity as Securities Administrator hereunder or under any Basic Document shall not be imputed to any Affiliate of Computershare Trust Company, N.A and vice versa.

(t)            The Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Noteholders of a majority in principal amount of the Notes then Outstanding; provided, however, that, if the payment within a reasonable time to the Securities Administrator of the expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the Noteholders providing such direction, the Securities Administrator may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Noteholders as a condition to proceeding, and the reasonable expense of such investigation shall be paid by the Noteholders requesting such investigation.

(u)            The Securities Administrator may execute any of the trusts or powers hereunder or perform any of its duties hereunder either directly or by or through agents, affiliates, custodians or attorneys, which agents, affiliates, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Securities Administrator conferred on them by such appointment; provided, that the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein.

(v)            Other than with respect to any information that the Securities Administrator has an express duty hereunder to review, the Securities Administrator shall not be deemed to have knowledge of any fact or matter for purposes of this Agreement unless a Responsible Officer of the Securities Administrator (i) has actual knowledge thereof or (ii) receives written notice with respect thereto.

(w)            In connection with any request that the Securities Administrator take any action or refrain from taking any action not expressly authorized herein, the Securities Administrator may request and conclusively rely upon, and shall be protected in acting or refraining from acting upon, an officer's certificate of the Bank or an opinion of counsel.

(x)            The Securities Administrator shall have no obligation to take any action that is not in accordance with applicable law, governmental rule, order or regulation.

(y)            The Securities Administrator shall not be liable for any loss or damage, or any failure or delay in the performance by it of any of its obligations hereunder, to the extent such loss, damage, failure or delay is the result of a Force Majeure Event; provided that the Securities Administrator used reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(z)            The recitals contained in this Agreement and in the Notes (other than the signature of authentication of the Securities Administrator on the Notes) shall not be taken as statements of the Securities Administrator, and the Securities Administrator makes no representation as to the validity or sufficiency of the Notes.

(aa)         The Securities Administrator shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Securities Administrator obtains actual knowledge of such event or a Responsible Officer of the Securities Administrator receives written notice thereof, and in the absence of such actual knowledge or written notice the Securities Administrator shall have no obligation to determine whether any Event of Default has occurred.

(bb)         Notwithstanding anything herein to the contrary, in no event shall the Securities Administrator be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(cc)         To the extent the Securities Administrator determines that any substantial ambiguity exists in the interpretation of any definition, provision or term contained in this Agreement pertaining to the performance of its duties hereunder, or to the extent more than one methodology can be used to make any of the determinations or calculations to be performed by the Securities Administrator hereunder, the Securities Administrator may request written direction from the Bank as to the interpretation or methodology it should adopt with respect thereto. The Bank shall promptly provide such written direction, and the Securities Administrator shall be entitled conclusively to rely upon, and shall be protected and held harmless in acting upon, such written direction.

(dd)         The Securities Administrator (in all of its capacities) is hereby authorized and directed to execute and deliver the Basic Documents to which it is a party and shall be entitled to all protections, benefits, immunities and indemnities as afforded to the Securities Administrator in this Agreement; for actions taken or omitted pursuant to other Basic Documents as through such protections, benefits, immunities and indemnities were fully set forth in each such Basic Document.

Section 24.       Changes in Securities Administrator.

(a)            The Bank agrees that, until no Note is outstanding or until monies for the payment of all amounts with respect to all outstanding Notes have been made available to the Securities Administrator (whichever is later), there will at all times be a Securities Administrator. Any change in Securities Administrator contemplated in this Section 24 shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 days' prior notice thereof shall have been given to the Noteholders in accordance with Section 16; provided that no such change shall take effect (except in the case of insolvency) within 5 days before or after any Payment Date.

(b)            The Securities Administrator may (subject to the provisions of Section 24(d)) at any time resign as Securities Administrator by giving 60 days' advance written notice to the Bank or such shorter period as shall be acceptable to the Bank.

(c)            The Securities Administrator may (subject to the provisions of Section 24(d)) be removed at any time upon 30 days' advance written notice from the Bank, unless the Securities Administrator shall have failed to perform its obligations under this Agreement in which case the Securities Administrator may be removed by the Bank by the delivery to the Securities Administrator of written notice by the Bank specifying such removal and, to the extent known, identifying the designated successor Securities Administrator.

(d)            Any resignation under Section 24(b) or removal under Section 24(c) shall only take effect upon the appointment by the Bank of a successor Securities Administrator. If, by the day falling 10 days before the expiration of any notice under Section 24(b) or Section 24(c), as applicable, the Bank has not appointed a successor Securities Administrator, then the Securities Administrator shall be entitled, on behalf of and at the expense of the Bank, to petition a court of competent jurisdiction to appoint a successor securities administrator.

(e)            In case at any time the Securities Administrator (i) resigns under Section 24(b) or (ii) is removed under Section 24(c) (including in connection with any Insolvency Event), a successor securities administrator may be appointed by the Bank by an instrument in writing signed by the successor securities administrator. Upon the appointment of a successor securities administrator pursuant to Section 24(d) or this Section 24(e), the Securities Administrator so superseded shall cease to be the Securities Administrator hereunder.

(f)            Upon its resignation or removal becoming effective, the Securities Administrator shall:

(i)            promptly transfer all monies held by it hereunder and the records referred to in Sections 9(a) and 17(e) to the successor Securities Administrator hereunder; and

(ii)            be entitled to payment by the Bank of any accrued and unpaid Securities Administrator Fees and to the reimbursement of all reasonable out-of-pocket expenses (including legal fees and together with any applicable value added tax or similar tax thereon) incurred by it up to such date and for any amounts due under Section 21.

(g)            Upon its appointment becoming effective, a successor Securities Administrator shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trust, immunities, duties and obligations of such predecessor with like effect as if originally named as Securities Administrator hereunder.

Section 25.        Merger and Consolidation.

Any corporation into which the Securities Administrator may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Securities Administrator shall be a party, or any corporation to which the Securities Administrator shall sell or otherwise transfer all or substantially all its assets shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Securities Administrator under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto (except that the Bank may require the execution of documentation reflecting the assumption by any such successor of the obligations of the Securities Administrator hereunder), and after said effective date all references in this Agreement to the Securities Administrator shall be deemed to be references to such successor corporation. Notice of any such merger, consolidation or transfer shall promptly be given to the Bank by the Securities Administrator.

Section 26.       Notifications.

Following receipt of notice of resignation from the Securities Administrator and promptly upon appointing a successor Securities Administrator or on giving notice to terminate the appointment of the Securities Administrator, the Bank shall give or cause to be given not less than 10 days' notice thereof to the Noteholders in accordance with Section 16.

Section 27.        Change of Corporate Trust Office.

If the Securities Administrator determines to change its Corporate Trust Office it shall give to the Bank written notice of such determination giving the address of the new Corporate Trust Office (which shall be in the United States) and stating the date on which such change is to take effect, which shall not be less than 10 days thereafter. The Securities Administrator shall also give notice thereof to the Noteholders in accordance with Section 16 within 30 days of such change in its Corporate Trust Office.

Section 28.        Notices.

Any notice or communication given hereunder shall be sufficiently given or served (a) if to the Bank, delivered to Merchants Bank of Indiana, [REDACTED], and (b) if to the Securities Administrator, delivered to the Corporate Trust Office. In the case of (a) or (b), if such notice or communication is delivered as set forth in the preceding sentence, it shall be deemed to have been given at the time of receipt by the applicable party.

Section 29.        Termination.

This Agreement shall terminate upon the earlier of (i) the distribution by the Securities Administrator to the Noteholders of the amount that reduces the Class's Class Principal Amount to zero and (ii) subject to any applicable escheatment laws, the distribution by the Securities Administrator to the Bank of any funds pursuant to Section 14(e); provided that the obligations under Section 14(f) shall survive termination of this Agreement as provided in Section 14(f)(v).

Section 30.        [Reserved].

Section 31.        Amendments; Meetings of Holders.

(a)            The Notes may be amended by the Bank, and this Agreement may be amended by the Bank and the Securities Administrator, (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, (ii) to conform any provisions of the Notes or the Note Issuance and Administration Agreement to the descriptions of the Basic Documents contained in the Private Placement Memorandum or (iii) in any manner which the Bank (and, in the case of this Agreement, the Securities Administrator) may deem necessary or desirable and which shall not, as evidenced by an officer's certificate of the Bank, materially and adversely affect the interests of the holders of the Notes, to all of which each holder of Notes shall, by acceptance thereof, be deemed to have consented. In addition, with the written consent of the holders of at least 66-⅔% of the principal amount of the Notes to be affected thereby, the Bank and the Securities Administrator may from time to time and at any time enter into agreements modifying or amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Agreement; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) change the Stated Maturity Date with respect to any Note or reduce or cancel the amount payable at maturity; (ii) reduce the amount payable or modify the payment date for any interest with respect to any Note or vary the method of calculating the rate of interest with respect to any Note unless any such reduction, modification or variation arises in connection with a Benchmark Transition Event, Benchmark Replacement, Benchmark Replacement Adjustment, any change in Corresponding Tenor, or any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes; (iii) modify the currency in which payments under any Note appertaining thereto are to be made; (iv) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is necessary to modify or amend this Agreement or to waive any future compliance or past default; or (v) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is required at any meeting of holders of Notes at which a resolution is adopted. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of such Note. Any modifications, amendments or waivers to this Agreement or the provisions of the Notes shall be conclusive and binding on all holders of Notes, whether or not notation of such modifications, amendments or waivers is made upon the Notes. It will not be necessary for the consent of the holders of Notes to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

(b)            Prior to entering into any amendment, the Securities Administrator shall be provided with an opinion of counsel (at the expense of the Bank) to the effect that such amendment is permitted under this Agreement and all conditions precedent thereto have been met. All expenses of the Securities Administrator incurred in connection with any amendment (including without limitation reasonable attorneys' fees) shall be paid by the Bank.

(c)            It shall not be necessary for the consent of Noteholders under this Section 31 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

(d)            A meeting of holders of Notes may be called at any time and from time to time to make, give or take any request, demand authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Notes to be made, given or taken by holders of Notes.

(e)            If directed to do so by the Bank or the holders of at least 25% in principal amount of the outstanding Notes, the Securities Administrator shall send notice of a meeting of holders of Notes for any purpose specified in Section 31(d) to be held at such time and at such place in New York, New York as the Bank shall determine. Notice of every meeting of holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Securities Administrator on behalf of and as determined by the Bank to the holders of the Notes, in the same manner as provided in Section 16, not less than 21 nor more than 180 days prior to the date fixed for the meeting. If at any time the Bank or the holders of at least 25% in principal amount of the outstanding Notes shall have requested the Securities Administrator to send notice of a meeting of the holders to take any action authorized in Section 31(d), by written request setting forth the information provided by the Bank to the Securities Administrator with respect to the action proposed to be taken at the meeting, and the Securities Administrator shall not have given notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the holders of Notes in the amount above-specified may determine the time and the place in New York, New York for such meeting and may call such meeting by giving notice thereof as provided in this Section 31(e).

(f)            To be entitled to vote at any meeting of holders of Notes, a person shall be a holder of outstanding Notes at the time of such meeting, or a person appointed by an instrument in writing as proxy for such holder.

(g)            The Bank or the holders of the Notes calling the meeting, as the case may be, may make such reasonable regulations as such party may deem advisable for any meeting of holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Bank or the holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting. The chairman of the meeting shall have no right to vote, except as a holder of Notes or proxy. A record, at least in triplicate, of the proceedings of each meeting of holders of Notes shall be prepared, and one such copy shall be delivered to the Bank and another to the Securities Administrator to be preserved by the Securities Administrator.

Section 32.        Headings.

The headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

Section 33.       Governing Law; Submission to Jurisdiction.

This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America. Each party hereto and each Noteholder hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement, any other Basic Document or the transactions contemplated hereby or thereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 34.        Counterparts.

This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (the "UCC") for any applicable jurisdiction (collectively, "Signature Law"), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 35.        Waiver of Jury Trial.

EACH OF THE BANK, THE SECURITIES ADMINISTRATOR, ANY TRANSFER AGENT AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS OR THE NOTES.

Section 36.        Severability Clause.

In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 37.        AML Compliance.

The parties hereto acknowledge that in accordance with such laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the Patriot Act and regulations promulgated by the Office of Foreign Asset Control (all such laws, regulations and executive orders, collectively, "AML Law") the Securities Administrator is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Securities Administrator. The Bank hereby agrees that it shall provide the Securities Administrator with such information in its possession as the Securities Administrator may request from time to time in order to comply with any applicable requirements of AML Law.

Section 38.        Remedies.

(a)            The parties hereto acknowledge that the Noteholders and holders of beneficial interests in Book-Entry Notes, as applicable, have the right to institute suits, actions and proceedings in equity or at law with respect to this Agreement.

(b)            If an Event of Default shall have occurred and be continuing, the Securities Administrator may exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Securities Administrator and the Holders of the Notes in the Collateral Account, and holders of not less than 50% of the Outstanding principal amount of Notes may authorize and direct the sale of all assets in the Collateral Account.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Bank

MERCHANTS BANK OF INDIANA

By:
Name:
Title:

B-5-1

EXHIBIT A
FORM OF REFERENCE FINANCIAL GUARANTEE

A-1

EXHIBIT B-1
FORM OF RULE 144A REGISTERED GLOBAL NOTE

MERCHANTS BANK OF INDIANA

Series 2023-1	Note Class: [ ]
Certificate Number: [ ]	Class Principal Amount: $[ ]
Rule 144A CUSIP Number: [ ]	Date of Initial Issue: [•]
Class Coupon: See Note Issuance and Administration Agreement	Stated Maturity Date: [•]
Holder: CEDE & CO.	First Payment Date: [•]

THIS NOTE IS AN OBLIGATION OF MERCHANTS BANK OF INDIANA BANK (THE "ISSUER") ONLY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE ONLY TO A PERSON THAT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A OF THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF QUALIFIED INSTITUTIONAL BUYER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $1 IN EXCESS THEREOF, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OF THE SECURITIES ACT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTIONS AND (C) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (A) AND (B) ABOVE.

B-1-1

EACH PURCHASER OF THIS NOTE WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT. ANY SALE OR TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE SECURITIES ADMINISTRATOR OR ANY INTERMEDIARY. IF AT ANY TIME THE BANK DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT, THE BANK AND THE SECURITIES ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN THIS NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE BANK.

BY ITS PURCHASE AND HOLDING OF A NOTE OR ANY INTEREST THEREIN, THE PURCHASER AND/OR HOLDER THEREOF AND EACH TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED (AND WILL BE REQUIRED TO REPRESENT, AND WARRANT IN WRITING, IN THE CASE OF AN APPROVED PLAN OR A CONTROLLING PERSON (AS DEFINED BELOW)) AT THE TIME OF ITS PURCHASE AND THROUGHOUT THE PERIOD THAT IT HOLDS SUCH A NOTE OR INTEREST THEREIN, THAT (A) EITHER (I) IT IS NOT A PLAN; OR (II) IT IS AN APPROVED PLAN AND ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST THEREIN, (1) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND (2) WILL NOT RESULT IN A VIOLATION OF ANY SIMILAR LAW (AS DEFINED BELOW); (B) EITHER (I) IT IS NOT A CONTROLLING PERSON OR (II) IT IS A CONTROLLING PERSON THAT HAS OBTAINED THE WRITTEN APPROVAL OF THE ISSUER TO SUBSCRIBE FOR AND PURCHASE A NOTE, OR ANY INTEREST THEREIN, ON THE CLOSING DATE DIRECTLY FROM THE ISSUER; AND (C) IT WILL NOT SELL OR OTHERWISE TRANSFER ANY NOTE OR INTEREST THEREIN TO ANY PERSON WITHOUT OBTAINING A REPRESENTATION LETTER FROM THe transferee thAT such transferee is not a plan or a controlling PERSON. ANY PURPORTED TRANSFER OF THE NOTES IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH SHALL BE NULL AND VOID AB INITIO AND THE ISSUER WILL HAVE THE RIGHT TO COMPEL ANY TRANSFEREE ACQUIRING THE NOTES IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH TO SELL SUCH NOTES OR TO SELL SUCH NOTES ON BEHALF OF SUCH TRANSFEREE.

EACH PURCHASER OF THIS NOTE THAT IS A BENEFIT PLAN INVESTOR (AS DEFINED BELOW) WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR ACQUISITION OF THIS NOTE THAT (A) NONE OF THE Issuer, The structuring agent, the SETTLEMENT AGENT, the Securities Administrator, or any of their respective Affiliates (each a "Transaction Party") HAVE PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE TO THE BENEFIT PLAN INVESTOR OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (A "PLAN FIDUCIARY"), ON WHICH EITHER THE BENEFIT PLAN INVESTOR OR PLAN FIDUCIARY HAS RELIED IN CONNECTION WITH ITS PURCHASE AND HOLDING OF THE NOTES (OR AN INTEREST THEREIN) AND (B) THE TRANSACTION PARTIES ARE NOT OTHERWISE ACTING AS A "FIDUCIARY," AS THAT TERM IS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, IN CONNECTION WITH THE BENEFIT PLAN INVESTOR'S DECISION TO PURCHASE AND HOLD THE NOTES (OR AN INTEREST THEREIN).

B-1-2

THE TERM "PLAN" MEANS (A) AN "EMPLOYEE BENEFIT PLAN" WITHIN THE MEANING OF SECTION 3(3) OF ERISA THAT IS SUBJECT TO PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (B) A "PLAN" WITHIN THE MEANING OF SECTION 4975(e)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) ANY PERSON OR ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF AN INVESTMENT IN THE PERSON OR ENTITY BY AN EMPLOYEE BENEFIT PLAN OR PLAN DESCRIBED IN (A) OR (B) UNDER THE U.S. DEPARTMENT OF LABOR REGULATION AT 29 C.F.R. § 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA (THE "PLAN ASSETS REGULATION"), OR OTHERWISE FOR THE PURPOSES OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (EACH OF (A)-(C), A "BENEFIT PLAN INVESTOR"), (D) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT CONTAINS ONE OR MORE PROVISIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW") AND (E) ANY PERSON OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING (A)-(D). AN "APPROVED PLAN" IS A PLAN THAT HAS OBTAINED THE WRITTEN APPROVAL OF THE ISSUER TO SUBSCRIBE FOR AND PURCHASE ON THE CLOSING DATE THE NOTES, OR AN INTEREST THEREIN DIRECTLY FROM THE ISSUER. A "CONTROLLING PERSON" IS (X) A PERSON OR ENTITY (OTHER THAN A BENEFIT PLAN INVESTOR) THAT HAS DISCRETIONARY AUTHORITY OR CONTROL, OR THAT PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECTLY OR INDIRECTLY), WITH RESPECT TO THE ASSETS OF THE ISSUER, OR (Y) ANY "AFFILIATE" OF SUCH A PERSON OR ENTITY DESCRIBED IN (X) (OTHER THAN A BENEFIT PLAN INVESTOR) WITHIN THE MEANING OF PARAGRAPH (f)(3) OF THE PLAN ASSETS REGULATION.

NO TRANSFER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN MAY BE MADE TO ANY PERSON IN A DENOMINATION OF LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S. $1 IN EXCESS THEREOF), AND EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED THAT, IF IT IS ACTING AS A NOMINEE OR IN A SIMILAR CAPACITY, NO BENEFICIAL OWNER FOR WHICH IT IS ACTING AS A NOMINEE OWNS LESS THAN SUCH MINIMUM DENOMINATION.

EACH NOTEHOLDER AND BENEFICIAL OWNER OF A NOTE, BY ACCEPTANCE OF SUCH NOTE OR AN INTEREST IN SUCH NOTE, SHALL BE DEEMED TO UNDERSTAND AND ACKNOWLEDGE THAT FAILURE TO PROVIDE THE BANK AND THE SECURITIES ADMINISTRATOR AS ITS PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED APPLICABLE TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN IRS FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A U.S. PERSON OR THE APPLICABLE IRS FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A U.S. PERSON) WILL RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL TAX WITHHOLDING. NEITHER THE BANK NOR THE SECURITIES ADMINISTRATOR AS ITS PAYING AGENT WILL PAY ANY ADDITIONAL AMOUNTS ("GROSS-UP PAYMENTS") NEEDED TO OFFSET THE EFFECT OF WITHHOLDING TAX ON ANY HOLDER OR INVESTOR. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. WITHHOLDING TAX RULES TO THEIR NOTES AND THE AVAILABILITY OF ANY REDUCTION IN TAX PURSUANT TO AN INCOME TAX TREATY.

B-1-3

EACH PURCHASER OF THIS NOTE OR HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY ITS ACCEPTANCE AND OWNERSHIP OF AN INTEREST IN THIS NOTE, WILL BE DEEMED TO HAVE ACKNOWLEDGED AND AGREED THAT NO PLEDGE OR TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE MADE IF SUCH TRANSFER WOULD CAUSE THE REFERENCE POOL OR ANY PORTION OF THE REFERENCE POOL TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION, A TAXABLE MORTGAGE POOL OR A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES. ANY PLEDGE OR TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN MADE IN VIOLATION OF THE PRECEDING SENTENCE WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE OR PLEDGEE, AS APPLICABLE.

Merchants Bank of Indiana (the "Bank"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, with respect to the Class of Merchants Bank of Indiana Reference Notes, Series 2023-1 represented hereby (the "Notes"), the principal and interest amounts due on each Payment Date and the Stated Maturity Date, unless earlier redeemed or repaid, in accordance with the terms of the Note Issuance and Administration Agreement, dated as of March 30, 2023 (as amended and supplemented from time to time, the "Note Issuance and Administration Agreement"), by and between the Bank and Computershare Trust Company, N.A., as securities administrator (the "Securities Administrator"), until the principal and interest due on the Notes represented hereby is paid in full or made available for payment.

The terms of the Note Issuance and Administration Agreement are incorporated by reference herein verbatim. Capitalized terms used in this Note and not otherwise defined herein have the meanings assigned in the Note Issuance and Administration Agreement.

This Note may not be exchanged for a Note in bearer form.

This Note is an obligation of the Bank only.

The Holder of this Note is entitled to the benefit of, and is deemed to have notice of, all of the provisions of the Note Issuance and Administration Agreement. This Note is a master security representing the above-referenced Class of Notes, which have been issued by the Bank in connection with the Note Issuance and Administration Agreement.

At the request of the registered owner, the Bank shall promptly issue and deliver one or more separate definitive certificates evidencing each obligation evidenced by this Note under the circumstances and subject to the terms set forth in the Note Issuance and Administration Agreement. As of the date any such definitive certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Note.

B-1-4

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

MERCHANTS BANK OF INDIANA

By:
Name:
Title:

Dated: _____________, 2023

B-1-5

Certificate of Authentication

This is the Note for the obligations designated on the face hereof and referred to in the within-mentioned Note Issuance and Administration Agreement.

COMPUTERSHARE TRUST COMPANY, N.A.,
as Securities Administrator

By:
Authorized Signatory

Dated: _____________, 2023

B-1-6

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name, address and taxpayer identification number of assignee to be specified on line above)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints __________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________________________

By:_________________________________   */

Signature Guaranteed:

____________________________________   */

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of this Note in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Securities Administrator, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Securities Administrator in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Bank or the Securities Administrator for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or to such other entity as is requested by an authorized representative of DTC, (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

B-1-7

EXHIBIT B-2
FORM OF TEMPORARY REGULATION S REGISTERED GLOBAL NOTE

MERCHANTS BANK OF INDIANA

Series 2023-1	Note Class: [ ]
Certificate Number: [ ]	Class Principal Amount: $[ ]
Regulation S CUSIP Number: [ ]	Date of Initial Issue: [•]
Class Coupon: See Note Issuance and Administration Agreement	Stated Maturity Date: [•]
Holder: CEDE & CO.	First Payment Date: [•]

THIS NOTE IS AN OBLIGATION OF MERCHANTS BANK OF INDIANA BANK (THE "ISSUER") ONLY.

THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY REGULATION S GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT REFERRED TO HEREIN.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE FORTIETH (40TH) DAY FOLLOWING THE CLOSING DATE (THE "EXCHANGE DATE") EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-2-1

EACH PURCHASER OF THIS NOTE WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT. ANY SALE OR TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE SECURITIES ADMINISTRATOR OR ANY INTERMEDIARY. IF AT ANY TIME THE BANK DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT, THE BANK AND THE SECURITIES ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN THIS NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE BANK.

BY ITS PURCHASE AND HOLDING OF A NOTE OR ANY INTEREST THEREIN, THE PURCHASER AND/OR HOLDER THEREOF AND EACH TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED (AND WILL BE REQUIRED TO REPRESENT, AND WARRANT IN WRITING, IN THE CASE OF AN APPROVED PLAN OR A CONTROLLING PERSON (AS DEFINED BELOW)) AT THE TIME OF ITS PURCHASE AND THROUGHOUT THE PERIOD THAT IT HOLDS SUCH A NOTE OR INTEREST THEREIN, THAT (A) EITHER (I) IT IS NOT A PLAN; OR (II) IT IS AN APPROVED PLAN AND ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST THEREIN, (1) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND (2) WILL NOT RESULT IN A VIOLATION OF ANY SIMILAR LAW (AS DEFINED BELOW); (B) EITHER (I) IT IS NOT A CONTROLLING PERSON OR (II) IT IS A CONTROLLING PERSON THAT HAS OBTAINED THE WRITTEN APPROVAL OF THE ISSUER TO SUBSCRIBE FOR AND PURCHASE A NOTE, OR ANY INTEREST THEREIN, ON THE CLOSING DATE DIRECTLY FROM THE ISSUER; AND (C) IT WILL NOT SELL OR OTHERWISE TRANSFER ANY NOTE OR INTEREST THEREIN TO ANY PERSON WITHOUT OBTAINING A REPRESENTATION LETTER FROM THe transferee thAT such transferee is not a plan or a controlling PERSON. ANY PURPORTED TRANSFER OF THE NOTES IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH SHALL BE NULL AND VOID AB INITIO AND THE ISSUER WILL HAVE THE RIGHT TO COMPEL ANY TRANSFEREE ACQUIRING THE NOTES IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH TO SELL SUCH NOTES OR TO SELL SUCH NOTES ON BEHALF OF SUCH TRANSFEREE.

EACH PURCHASER OF THIS NOTE THAT IS A BENEFIT PLAN INVESTOR (AS DEFINED BELOW) WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR ACQUISITION OF THIS NOTE THAT (A) NONE OF THE Issuer, The structuring agent, the SETTLEMENT AGENT, the Securities Administrator, or any of their respective Affiliates (each a "Transaction Party") HAVE PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE TO THE BENEFIT PLAN INVESTOR OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (A "PLAN FIDUCIARY"), ON WHICH EITHER THE BENEFIT PLAN INVESTOR OR PLAN FIDUCIARY HAS RELIED IN CONNECTION WITH ITS PURCHASE AND HOLDING OF THE NOTES (OR AN INTEREST THEREIN) AND (B) THE TRANSACTION PARTIES ARE NOT OTHERWISE ACTING AS A "FIDUCIARY," AS THAT TERM IS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, IN CONNECTION WITH THE BENEFIT PLAN INVESTOR'S DECISION TO PURCHASE AND HOLD THE NOTES (OR AN INTEREST THEREIN).

B-2-2

THE TERM "PLAN" MEANS (A) AN "EMPLOYEE BENEFIT PLAN" WITHIN THE MEANING OF SECTION 3(3) OF ERISA THAT IS SUBJECT TO PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (B) A "PLAN" WITHIN THE MEANING OF SECTION 4975(e)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) ANY PERSON OR ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF AN INVESTMENT IN THE PERSON OR ENTITY BY AN EMPLOYEE BENEFIT PLAN OR PLAN DESCRIBED IN (A) OR (B) UNDER THE U.S. DEPARTMENT OF LABOR REGULATION AT 29 C.F.R. § 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA (THE "PLAN ASSETS REGULATION"), OR OTHERWISE FOR THE PURPOSES OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (EACH OF (A)-(C), A "BENEFIT PLAN INVESTOR"), (D) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT CONTAINS ONE OR MORE PROVISIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW") AND (E) ANY PERSON OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING (A)-(D). AN "APPROVED PLAN" IS A PLAN THAT HAS OBTAINED THE WRITTEN APPROVAL OF THE ISSUER TO SUBSCRIBE FOR AND PURCHASE ON THE CLOSING DATE THE NOTES, OR AN INTEREST THEREIN DIRECTLY FROM THE ISSUER. A "CONTROLLING PERSON" IS (X) A PERSON OR ENTITY (OTHER THAN A BENEFIT PLAN INVESTOR) THAT HAS DISCRETIONARY AUTHORITY OR CONTROL, OR THAT PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECTLY OR INDIRECTLY), WITH RESPECT TO THE ASSETS OF THE ISSUER, OR (Y) ANY "AFFILIATE" OF SUCH A PERSON OR ENTITY DESCRIBED IN (X) (OTHER THAN A BENEFIT PLAN INVESTOR) WITHIN THE MEANING OF PARAGRAPH (f)(3) OF THE PLAN ASSETS REGULATION.

NO TRANSFER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN MAY BE MADE TO ANY PERSON IN A DENOMINATION OF LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S. $1 IN EXCESS THEREOF), AND EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED THAT, IF IT IS ACTING AS A NOMINEE OR IN A SIMILAR CAPACITY, NO BENEFICIAL OWNER FOR WHICH IT IS ACTING AS A NOMINEE OWNS LESS THAN SUCH MINIMUM DENOMINATION.

EACH NOTEHOLDER AND BENEFICIAL OWNER OF A NOTE, BY ACCEPTANCE OF SUCH NOTE OR AN INTEREST IN SUCH NOTE, SHALL BE DEEMED TO UNDERSTAND AND ACKNOWLEDGE THAT FAILURE TO PROVIDE THE BANK AND THE SECURITIES ADMINISTRATOR AS ITS PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED APPLICABLE TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN IRS FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A U.S. PERSON OR THE APPLICABLE IRS FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A U.S. PERSON) WILL RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL TAX WITHHOLDING. NEITHER THE BANK NOR THE SECURITIES ADMINISTRATOR AS ITS PAYING AGENT WILL PAY ANY ADDITIONAL AMOUNTS ("GROSS-UP PAYMENTS") NEEDED TO OFFSET THE EFFECT OF WITHHOLDING TAX ON ANY HOLDER OR INVESTOR. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. WITHHOLDING TAX RULES TO THEIR NOTES AND THE AVAILABILITY OF ANY REDUCTION IN TAX PURSUANT TO AN INCOME TAX TREATY.

B-2-3

EACH PURCHASER OF THIS NOTE OR HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY ITS ACCEPTANCE AND OWNERSHIP OF AN INTEREST IN THIS NOTE, WILL BE DEEMED TO HAVE ACKNOWLEDGED AND AGREED THAT NO PLEDGE OR TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE MADE IF SUCH TRANSFER WOULD CAUSE THE REFERENCE POOL OR ANY PORTION OF THE REFERENCE POOL TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION, A TAXABLE MORTGAGE POOL OR A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES. ANY PLEDGE OR TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN MADE IN VIOLATION OF THE PRECEDING SENTENCE WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE OR PLEDGEE, AS APPLICABLE.

Merchants Bank of Indiana (the "Bank"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, with respect to the Class of Merchants Bank of Indiana Reference Notes, Series 2023-1 represented hereby (the "Notes"), the principal and interest amounts due on each Payment Date and the Stated Maturity Date, unless earlier redeemed or repaid, in accordance with the terms of the Note Issuance and Administration Agreement, dated as of March 30, 2023 (as amended and supplemented from time to time, the "Note Issuance and Administration Agreement"), by and between the Bank and Computershare Trust Company, N.A., as securities administrator (the "Securities Administrator"), until the principal and interest due on the Notes represented hereby is paid in full or made available for payment.

The terms of the Note Issuance and Administration Agreement are incorporated by reference herein verbatim. Capitalized terms used in this Note and not otherwise defined herein have the meanings assigned in the Note Issuance and Administration Agreement.

This Note may not be exchanged for a Note in bearer form.

This Note is an obligation of the Bank only.

The Holder of this Note is entitled to the benefit of, and is deemed to have notice of, all of the provisions of the Note Issuance and Administration Agreement. This Note is a master security representing the above-referenced Class of Notes, which have been issued by the Bank in connection with the Note Issuance and Administration Agreement.

At the request of the registered owner, the Bank shall promptly issue and deliver one or more separate definitive certificates evidencing each obligation evidenced by this Note under the circumstances and subject to the terms set forth in the Note Issuance and Administration Agreement. As of the date any such definitive certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Note.

B-2-4

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

MERCHANTS BANK OF INDIANA

By:
Name:
Title:

Dated: _____________, 2023

B-2-5

Certificate of Authentication

This is the Note for the obligations designated on the face hereof and referred to in the within-mentioned Note Issuance and Administration Agreement.

COMPUTERSHARE TRUST COMPANY, N.A.,
as Securities Administrator

By:
Authorized Signatory

Dated: _____________, 2023

B-2-6

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name, address and taxpayer identification number of assignee to be specified on line above)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints __________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________________________

By:_________________________________     */

Signature Guaranteed:

____________________________________     */

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of this Note in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Securities Administrator, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Securities Administrator in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Bank or the Securities Administrator for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or to such other entity as is requested by an authorized representative of DTC, (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

B-2-7

EXHIBIT B-3
FORM OF PERMANENT REGULATION S REGISTERED GLOBAL NOTE

MERCHANTS BANK OF INDIANA

Series 2023-1	Note Class: [ ]
Certificate Number: [ ]	Class Principal Amount: $[ ]
Regulation S CUSIP Number: [ ]	Date of Initial Issue: [•]
Class Coupon: See Note Issuance and Administration Agreement	Stated Maturity Date: [•]
Holder: CEDE & CO.	First Payment Date: [•]

THIS NOTE IS AN OBLIGATION OF MERCHANTS BANK OF INDIANA BANK (THE "ISSUER") ONLY.

THIS NOTE IS A PERMANENT REGULATION S GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY REGULATION S GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT REFERRED TO HEREIN.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE FORTIETH (40TH) DAY FOLLOWING THE CLOSING DATE (THE "EXCHANGE DATE") EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-3-1

EACH PURCHASER OF THIS NOTE WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT. ANY SALE OR TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE SECURITIES ADMINISTRATOR OR ANY INTERMEDIARY. IF AT ANY TIME THE BANK DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT, THE BANK AND THE SECURITIES ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN THIS NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE BANK.

BY ITS PURCHASE AND HOLDING OF A NOTE OR ANY INTEREST THEREIN, THE PURCHASER AND/OR HOLDER THEREOF AND EACH TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED (AND WILL BE REQUIRED TO REPRESENT, AND WARRANT IN WRITING, IN THE CASE OF AN APPROVED PLAN OR A CONTROLLING PERSON (AS DEFINED BELOW)) AT THE TIME OF ITS PURCHASE AND THROUGHOUT THE PERIOD THAT IT HOLDS SUCH A NOTE OR INTEREST THEREIN, THAT (A) EITHER (I) IT IS NOT A PLAN; OR (II) IT IS AN APPROVED PLAN AND ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST THEREIN, (1) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND (2) WILL NOT RESULT IN A VIOLATION OF ANY SIMILAR LAW (AS DEFINED BELOW); (B) EITHER (I) IT IS NOT A CONTROLLING PERSON OR (II) IT IS A CONTROLLING PERSON THAT HAS OBTAINED THE WRITTEN APPROVAL OF THE ISSUER TO SUBSCRIBE FOR AND PURCHASE A NOTE, OR ANY INTEREST THEREIN, ON THE CLOSING DATE DIRECTLY FROM THE ISSUER; AND (C) IT WILL NOT SELL OR OTHERWISE TRANSFER ANY NOTE OR INTEREST THEREIN TO ANY PERSON WITHOUT OBTAINING A REPRESENTATION LETTER FROM THe transferee thAT such transferee is not a plan or a controlling PERSON. ANY PURPORTED TRANSFER OF THE NOTES IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH SHALL BE NULL AND VOID AB INITIO AND THE ISSUER WILL HAVE THE RIGHT TO COMPEL ANY TRANSFEREE ACQUIRING THE NOTES IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH TO SELL SUCH NOTES OR TO SELL SUCH NOTES ON BEHALF OF SUCH TRANSFEREE.

EACH PURCHASER OF THIS NOTE THAT IS A BENEFIT PLAN INVESTOR (AS DEFINED BELOW) WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR ACQUISITION OF THIS NOTE THAT (A) NONE OF THE Issuer, The structuring agent, the SETTLEMENT AGENT, the Securities Administrator, or any of their respective Affiliates (each a "Transaction Party") HAVE PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE TO THE BENEFIT PLAN INVESTOR OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (A "PLAN FIDUCIARY"), ON WHICH EITHER THE BENEFIT PLAN INVESTOR OR PLAN FIDUCIARY HAS RELIED IN CONNECTION WITH ITS PURCHASE AND HOLDING OF THE NOTES (OR AN INTEREST THEREIN) AND (B) THE TRANSACTION PARTIES ARE NOT OTHERWISE ACTING AS A "FIDUCIARY," AS THAT TERM IS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, IN CONNECTION WITH THE BENEFIT PLAN INVESTOR'S DECISION TO PURCHASE AND HOLD THE NOTES (OR AN INTEREST THEREIN).

B-3-2

THE TERM "PLAN" MEANS (A) AN "EMPLOYEE BENEFIT PLAN" WITHIN THE MEANING OF SECTION 3(3) OF ERISA THAT IS SUBJECT TO PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (B) A "PLAN" WITHIN THE MEANING OF SECTION 4975(e)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) ANY PERSON OR ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF AN INVESTMENT IN THE PERSON OR ENTITY BY AN EMPLOYEE BENEFIT PLAN OR PLAN DESCRIBED IN (A) OR (B) UNDER THE U.S. DEPARTMENT OF LABOR REGULATION AT 29 C.F.R. § 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA (THE "PLAN ASSETS REGULATION"), OR OTHERWISE FOR THE PURPOSES OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (EACH OF (A)-(C), A "BENEFIT PLAN INVESTOR"), (D) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT CONTAINS ONE OR MORE PROVISIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW") AND (E) ANY PERSON OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING (A)-(D). AN "APPROVED PLAN" IS A PLAN THAT HAS OBTAINED THE WRITTEN APPROVAL OF THE ISSUER TO SUBSCRIBE FOR AND PURCHASE ON THE CLOSING DATE THE NOTES, OR AN INTEREST THEREIN DIRECTLY FROM THE ISSUER. A "CONTROLLING PERSON" IS (X) A PERSON OR ENTITY (OTHER THAN A BENEFIT PLAN INVESTOR) THAT HAS DISCRETIONARY AUTHORITY OR CONTROL, OR THAT PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECTLY OR INDIRECTLY), WITH RESPECT TO THE ASSETS OF THE ISSUER, OR (Y) ANY "AFFILIATE" OF SUCH A PERSON OR ENTITY DESCRIBED IN (X) (OTHER THAN A BENEFIT PLAN INVESTOR) WITHIN THE MEANING OF PARAGRAPH (f)(3) OF THE PLAN ASSETS REGULATION.

NO TRANSFER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN MAY BE MADE TO ANY PERSON IN A DENOMINATION OF LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S. $1 IN EXCESS THEREOF), AND EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED THAT, IF IT IS ACTING AS A NOMINEE OR IN A SIMILAR CAPACITY, NO BENEFICIAL OWNER FOR WHICH IT IS ACTING AS A NOMINEE OWNS LESS THAN SUCH MINIMUM DENOMINATION.

EACH NOTEHOLDER AND BENEFICIAL OWNER OF A NOTE, BY ACCEPTANCE OF SUCH NOTE OR AN INTEREST IN SUCH NOTE, SHALL BE DEEMED TO UNDERSTAND AND ACKNOWLEDGE THAT FAILURE TO PROVIDE THE BANK AND THE SECURITIES ADMINISTRATOR AS ITS PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED APPLICABLE TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN IRS FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A U.S. PERSON OR THE APPLICABLE IRS FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A U.S. PERSON) WILL RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL TAX WITHHOLDING. NEITHER THE BANK NOR THE SECURITIES ADMINISTRATOR AS ITS PAYING AGENT WILL PAY ANY ADDITIONAL AMOUNTS ("GROSS-UP PAYMENTS") NEEDED TO OFFSET THE EFFECT OF WITHHOLDING TAX ON ANY HOLDER OR INVESTOR. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. WITHHOLDING TAX RULES TO THEIR NOTES AND THE AVAILABILITY OF ANY REDUCTION IN TAX PURSUANT TO AN INCOME TAX TREATY.

B-3-3

EACH PURCHASER OF THIS NOTE OR HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY ITS ACCEPTANCE AND OWNERSHIP OF AN INTEREST IN THIS NOTE, WILL BE DEEMED TO HAVE ACKNOWLEDGED AND AGREED THAT NO PLEDGE OR TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE MADE IF SUCH TRANSFER WOULD CAUSE THE REFERENCE POOL OR ANY PORTION OF THE REFERENCE POOL TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION, A TAXABLE MORTGAGE POOL OR A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES. ANY PLEDGE OR TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN MADE IN VIOLATION OF THE PRECEDING SENTENCE WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE OR PLEDGEE, AS APPLICABLE.

Merchants Bank of Indiana (the "Bank"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, with respect to the Class of Merchants Bank of Indiana Reference Notes, Series 2023-1 represented hereby (the "Notes"), the principal and interest amounts due on each Payment Date and the Stated Maturity Date, unless earlier redeemed or repaid, in accordance with the terms of the Note Issuance and Administration Agreement, dated as of March 30, 2023 (as amended and supplemented from time to time, the "Note Issuance and Administration Agreement"), by and between the Bank and Computershare Trust Company, N.A., as securities administrator (the "Securities Administrator"), until the principal and interest due on the Notes represented hereby is paid in full or made available for payment.

The terms of the Note Issuance and Administration Agreement are incorporated by reference herein verbatim. Capitalized terms used in this Note and not otherwise defined herein have the meanings assigned in the Note Issuance and Administration Agreement.

This Note may not be exchanged for a Note in bearer form.

This Note is an obligation of the Bank only.

The Holder of this Note is entitled to the benefit of, and is deemed to have notice of, all of the provisions of the Note Issuance and Administration Agreement. This Note is a master security representing the above-referenced Class of Notes, which have been issued by the Bank in connection with the Note Issuance and Administration Agreement.

At the request of the registered owner, the Bank shall promptly issue and deliver one or more separate definitive certificates evidencing each obligation evidenced by this Note under the circumstances and subject to the terms set forth in the Note Issuance and Administration Agreement. As of the date any such definitive certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Note.

B-3-4

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

MERCHANTS BANK OF INDIANA

By:
Name:
Title:

Dated: _____________, 2023

B-3-5

Certificate of Authentication

This is the Note for the obligations designated on the face hereof and referred to in the within-mentioned Note Issuance and Administration Agreement.

COMPUTERSHARE TRUST COMPANY, N.A.,
as Securities Administrator

By:
Authorized Signatory

Dated: _____________, 2023

B-3-6

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name, address and taxpayer identification number of assignee to be specified on line above)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints __________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________________________

By:_________________________________     */

Signature Guaranteed:

____________________________________     */

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of this Note in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Securities Administrator, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Securities Administrator in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Bank or the Securities Administrator for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or to such other entity as is requested by an authorized representative of DTC, (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

B-3-7

EXHIBIT B-4
FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF THE RULE 144A NOTES

[DATE]

Computershare Trust Company, N.A.

[REDACTED]

Attn: Corporate Trust Operations – Merchants Bank of Indiana Reference Notes, Series 2023-1

Re:         Merchants Bank of Indiana Reference Notes, Series 2023-1 (the "Notes")

Ladies and Gentlemen:

In connection with the sale by ______________________ (the "Transferor") to __________________ (the "Transferee") of the Notes having a Denomination as of March 30, 2023 (the "Closing Date") of $______________ (the "Transferred Notes"). The Notes, including the Transferred Notes, were issued pursuant to the Note Issuance and Administration Agreement, dated March 30, 2023 (the "Note Issuance and Administration Agreement"), among Merchants Bank of Indiana (the "Issuer"), Computershare Trust Company, N.A., as securities administrator (the "Securities Administrator") and the securities intermediary (the "Securities Intermediary"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Note Issuance and Administration Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, and for the benefit of the Issuer, the Securities Administrator and the Transferee, that:

1.	The Transferor is the lawful owner of the Transferred Notes with the full right to transfer such Notes free from any and all claims and encumbrances whatsoever.

2.	Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Note, any interest in any Note or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Note, any interest in any Note or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Note under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Note a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Note pursuant to the Securities Act or any state securities laws.

3.	The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter have relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

___	(a)	The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Note in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

B-4-1

___	(b)	The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Note in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

___	(c)	The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Note in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

___	(d)	A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

4.	The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

(a)	the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee's "family of investment companies", if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

(b)	the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

(c)	securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

B-4-2

5.	The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

Very truly yours,

(Transferor)

By:
Name:
Title:

B-4-3

EXHIBIT B-5
Form of Transferor Certificate for Transfers of the Regulation S Notes

[Date]

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, Minnesota 55108

Attn: Corporate Trust Operations – Merchants Bank of Indiana Reference Notes, Series 2023-1

Re:         Merchants Bank of Indiana Reference Notes, Series 2023-1 (the "Notes")

Ladies and Gentlemen:

Reference is hereby made to the Note Issuance and Administration Agreement, dated March 30, 2023 (the "Agreement"), among Merchants Bank of Indiana (the "Issuer"), Computershare Trust Company, N.A., as securities administrator (the "Securities Administrator") and the securities intermediary (the "Securities Intermediary"). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

This letter relates to a Note in the amount of U.S. $[__________] which is held in the form of a Rule 144A Global Note (CUSIP No. ___________) with the Depository in the name of [name of transferor] (the "Transferor") to effect [the transfer of the Note to a person who wishes to take delivery thereof in the form of an equivalent beneficial interest in a [Temporary Regulation S Global Note to be held through Euroclear or Clearstream Banking] [Permanent Regulation S Global Note] (the "Transferee")] [the exchange of the Note for an equivalent beneficial interest in a [Temporary Regulation S Global Note to be held through Euroclear or Clearstream Banking] [Permanent Regulation S Global Note].

In connection with such request, the Transferor does hereby certify that such [transfer] [exchange] has been effected in accordance with the transfer restrictions set forth in the Agreement and the Private Placement Memorandum dated March 28, 2023, relating to the Notes and that the following additional requirements (if applicable) were satisfied:

(a)            the offer of the Notes was not made to a person in the United States;

(b)            at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

(c)            no directed selling efforts were made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(d)            the transfer or exchange is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(e)            the Transferee is not a U.S. Person, as defined in Regulation S under the Securities Act; and

B-5-1

(f)            the transfer or exchange was made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

You, the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:

B-5-2

Securities Administrator

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

B-5-3